                                                                     Exhibit 4.1

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                                 LOAN AGREEMENT

                                     BETWEEN

            PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY

                                       AND

                     EL CONQUISTADOR PARTNERSHIP L.P., S. E.

                            DATED [           ], 1999

                              --------------------

                                 [$105,200,000]

                              TOURISM REVENUE BONDS
                                  1999 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)

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         This Loan Agreement has been assigned by Puerto Rico Industrial,
Tourist, Educational, Medical and Environmental Control Facilities Financing Authority to the Trustee under the Trust Agreement as the same may be amended or supplemented from time to time. A copy of the Trust Agreement may be inspected at the Corporate Trust Office.






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                                TABLE OF CONTENTS

          (This Table of Contents is not a part of the Loan Agreement but is for convenience of reference only.)


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                                                                                                       PAGE
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                                    ARTICLE I
                      Definitions and Rules of Construction

Section 1.01      Definitions............................................................................1
Section 1.02      Rules of Construction.................................................................10

                                   ARTICLE II
                         Representations and Warranties

Section 2.01      Representations and Warranties by the Authority.......................................11
Section 2.02      Representations, Warranties and Covenants by the Borrower.............................11

                                   ARTICLE III
                              Issuance of the Bonds

Section 3.01      Agreement to Issue the Bonds..........................................................15
Section 3.02      Disbursements from Project Fund.......................................................16
Section 3.03      Borrower Required to Pay Costs........................................................16
Section 3.04      Conditions Precedent to Issuance of the Bonds.........................................16
Section 3.05       Rating...............................................................................17
Section 3.06      The Reserve Fund......................................................................17

                                   ARTICLE IV
                Loan by the Authority to the Borrower; Repayment;
                             Maintenance; Indemnity

Section 4.01      Loan by the Authority; Repayment......................................................17
Section 4.02       No Set-Off...........................................................................19
Section 4.03      Prepayments...........................................................................19
Section 4.04      Covenant to Operate and Maintain Project..............................................19
Section 4.05      Expenses..............................................................................20
Section 4.06      Indemnification.......................................................................20
Section 4.07      Past Due Payments.....................................................................21

                                    ARTICLE V
                               Further Agreements

Section 5.01      Covenant to Maintain Existence........................................................21
Section 5.02      Covenant to Cooperate.................................................................21
Section 5.03      No Warranty by Authority..............................................................22
Section 5.04      Right of Inspection...................................................................22
Section 5.05      Consent to Jurisdiction...............................................................22

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
Section 5.06      Officers of Authority Not Liable......................................................22
Section 5.07      Indemnification with Respect to Government Obligations................................22
Section 5.08      Quarterly and Annual Reports..........................................................23
Section 5.09      Consent to Assignment.................................................................23
Section 5.10      Maintenance of Source of Income; Additional Interest..................................23
Section 5.11      Sale of Project.......................................................................24
Section 5.12      Compliance with Applicable Law; Environmental Laws....................................25
Section 5.13      Authority's Performance of the Borrower's Obligations.................................26
Section 5.14      No Purchase of Bonds by Borrower......................................................26
Section 5.15      Covenant to Notify....................................................................26
Section 5.16      No Interest of Authority in Project...................................................26
Section 5.17       Limitation of Liability..............................................................26
Section 5.18      Liens and Encumbrances; Additional Indebtedness; Claims and Demands...................27
Section 5.19      Payment of Other Charges..............................................................28
Section 5.20      Inspections; Reports; Repairs.........................................................28
Section 5.21      Insurance.............................................................................28
Section 5.22      Compliance With Insurance Requirements................................................31
Section 5.23      Damage or Destruction.................................................................31
Section 5.24      Taking of the Project.................................................................34
Section 5.25      Application of Proceeds Upon Casualty or Substantial Taking...........................35
Section 5.26      Further Assurances....................................................................35
Section 5.27      Performance of This Loan Agreement and Other Agreements...............................35
Section 5.28      Amendments to Partnership Agreement...................................................36
Section 5.29      Leases and Concessions................................................................36
Section 5.30      Distributable Cash Under Partnership Agreement........................................36
Section 5.31      Palominos Lease.......................................................................37
Section 5.32      Sole Business.........................................................................37

                                   ARTICLE VI
                                   Assignment

Section 6.01      Assignment by Borrower................................................................37
Section 6.02      Assignment by Authority...............................................................38

                                   ARTICLE VII
                         Events of Default and Remedies

Section 7.01      Events of Default.....................................................................38
Section 7.02      Acceleration; Remedies................................................................40
Section 7.03      Remedies Not Exclusive................................................................40
Section 7.04      Attorneys' Fees and Expenses..........................................................40
Section 7.05      Waivers...............................................................................40

                                  ARTICLE VIII
                             Prepayment of the Loan

Section 8.01      Option to Prepay Loan.................................................................41
Section 8.02      Mandatory Prepayment of Loan..........................................................41

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

Section 8.03      Relative Position of Loan Agreement and Trust Agreement...............................42

                                   ARTICLE IX
                                  Miscellaneous

Section 9.01      Termination...........................................................................43
Section 9.02      Reference to Bonds Ineffective After Bonds Paid.......................................43
Section 9.03      No Additional Waiver Implied by One Waiver............................................43
Section 9.04      Authority Representative..............................................................43
Section 9.05      Authorized Borrower Representative....................................................43
Section 9.06      Confidential Information..............................................................43
Section 9.07      Notices...............................................................................44
Section 9.08      Binding Effect........................................................................44
Section 9.09      If Payment or Performance Date Not a Business Day.....................................44
Section 9.10      Severability..........................................................................44
Section 9.11      Amendments, Changes and Modifications.................................................44
Section 9.12      Execution in Counterparts.............................................................44
Section 9.13      Applicable Law........................................................................44
Section 9.14      No Charge Against Authority Credit....................................................44
Section 9.15      Authority Not Liable..................................................................44
Section 9.16      Loan Agreement Supersedes Prior Agreements............................................45
Section 9.17      Conflicts.............................................................................45

                                    EXECUTION

Execution by Authority..................................................................................31
Execution by Borrower...................................................................................31

                                    EXHIBITS

Exhibit A:        Description of the Project

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                                 LOAN AGREEMENT

         This LOAN AGREEMENT, dated [                 ], 1999, by and between
the parties appearing in the cover page hereof,

                              W I T N E S S E T H:

in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

         SECTION 1.01 DEFINITIONS. In addition to the words and terms elsewhere defined in this Loan Agreement, the following words and terms hereinbefore and hereinafter used shall have the following meanings:

         ACCRETED VALUE: as defined in the Trust Agreement.

         ACT: Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended, and all future acts supplemental thereto or amendatory thereof.

         ADDITIONAL INDEBTEDNESS: capital leases and third party debt other than the loan evidenced by this Loan Agreement and trade payables.

        ADDITIONAL INDEBTEDNESS DEBT SERVICE COVERAGE RATIO: at the time of calculation, the quotient resulting from dividing (i) the net operating income (before income taxes and interest and excluding depreciation and other non/cash items) of the Project for the last four full fiscal quarters (excluding any fiscal quarter which ended less than thirty one (31) days prior to the date of determination) by (ii) the aggregate principal and interest payments on the Bonds and Additional Indebtedness scheduled for payment over the next full twelve (12) month period, as certified by the Authorized Borrower Representative which will include an agreed upon procedures report with respect to a recomputation of the ratio in accordance with the Loan Agreement by the Independent Accountant.

         ADDITIONAL INDEBTEDNESS LOAN-TO-VALUE RATIO: at the time of calculation, the quotient resulting from dividing (i) the total principal amount of the Bonds then Outstanding, less the aggregate amount deposited to the credit of the Bond Fund and the Reserve Fund, plus the principal amount of any Additional Indebtedness, by (ii) the appraised value of the Project as determined by the most recent appraisal made pursuant to Section 5.21, which appraisal will be dated not more than


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three (3) years prior to the date of calculation, as certified by the Authorized
Borrower Representative which will include an agreed upon procedures report with respect to a recomputation of the ratio in accordance with the Loan Agreement by the Independent Accountant.

        ADDITIONAL INTEREST: an amount equal to (i) the Federal Taxes a Qualifying Bondholder was required or will be required to pay with respect to interest paid or accrued on the Bonds during a Taxable Year as a result of the occurrence of an Event of Taxability, plus (ii) any Federal Taxes payable with respect to the receipt of such amount, plus (iii) any penalties and interest that have been or will be assessed against such Bondholder with respect to the late payment of such Federal Taxes; provided, however, that the Additional Interest cannot exceed the difference between (x) the amount that is obtained by multiplying twelve percent (12%) times the principal amount of the Bonds held by the Qualifying Bondholder prorated by the number of days the Qualifying Bondholder owned the Bonds during the related Taxable Year and (y) the actual interest paid or accrued on the Bonds held by the Qualifying Bondholder during such period.

         ADMINISTRATIVE FEE: the single fee to the Authority in the amount of 1/2 of 1% of the aggregate principal amount of the Bonds.

         ADVANCES: shall have the meaning ascribed to such term in Section 5.30(b) hereof.

        ASSIGNMENT AGREEMENTS: collectively, the Assignment of Leases and Rents Agreement and Security Agreement and the Assignment of Hotel Management Agreement and Security Agreement, dated the Date of Issuance by and between the Borrower and the Trustee, together with all permitted agreements amendatory thereof or supplemental thereto.

        AUTHORITY: Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico, or any successors thereto.

        AUTHORITY REPRESENTATIVE: each of the Persons designated at the time to act on behalf of the Authority by a certificate furnished to the Trustee and the Borrower containing the specimen signatures of such Persons and signed on behalf of the Authority by the Executive Director (as defined in the Trust Agreement).

        AUTHORIZED BORROWER REPRESENTATIVE: each of the Persons designated at the time to act on behalf of the Borrower by a certificate furnished to the Trustee and the Authority containing the specimen signatures of such Persons and signed on behalf of the Borrower by an authorized officer thereof.

         AVAILABLE CASH: net cash provided by (used in) operating activities reflected on the statement of cash flows included in the Borrower's regularly prepared financial statements less


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principal paid on the Bonds, principal and other debt service, other than interest, paid on any other indebtedness, and capital expenditures which have not been financed.

         BENEFICIAL OWNER: as defined in the Trust Agreement.

         BOND FUND: the fund created by Section 501 of the Trust Agreement.

         BONDHOLDER: the Person registered as owner of any Bonds in the Bond Register.

         BOND PURCHASE AGREEMENT: the Contract of Purchase relating to the Bonds by and among the Authority, the Borrower, and the Underwriter, together with all permitted agreements amendatory thereof or supplemental thereto.

         BOND REGISTER: the register to be maintained by the Trustee, as provided under Section 206 of the Trust Agreement.

         BONDS: the bonds authorized to be issued under Section 208 of the Trust Agreement.

         BORROWER: El Conquistador Partnership L.P., S.E., a limited partnership organized and existing under the laws of the State of Delaware and its successors and permitted assigns, and any surviving, resulting or transferee entity.

         CAPITAL APPRECIATION BOND: as defined in the Trust Agreement.

         CASUALTY: any damage to or destruction of the Project or any portion thereof occurring after the Date of Issuance, the Restoration of which is reasonably estimated by the Borrower to cost no less than $2,000,000.

         CODE: the Federal Internal Revenue Code of 1986, and the regulations issued thereunder, as amended or supplemented from time to time.

         CONSTRUCTION CONSULTANT: an architectural or engineering firm recognized as expert in the construction industry selected by the Borrower from a list of three (3) Persons provided by the Trustee; the services of which will be paid by the Borrower.

         CORPORATE TRUST OFFICE: the principal office of the Trustee at 221 Ponce de Leon Avenue, Lobby, San Juan, Puerto Rico 00917, or any other address at which its corporate trust business shall be administered at any particular time.

         COSTS: as defined in the Trust Agreement.

         DATE OF ISSUANCE: the date appearing on the first line of page 1 of this Loan Agreement.


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        ENVIRONMENTAL LAW: any federal, state, Puerto Rico or local statute, law, rule, regulation, ordinance, code, policy or rule now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Substance.

        EVENTS OF DEFAULT: any one or more of the occurrences specified in
Section 7.01.

        EVENT OF TAXABILITY: the receipt by the Authority and the Trustee of a report of the Borrower's Independent Accountant pursuant to Section 5.10(d)(1) to the effect that (i) the Borrower has failed to meet the requirements of
Section 5.10(a), (b) and (c) or the representations made in clause (xv) or (xvi) of Section 2.02 are not true and correct, and (ii) as a consequence thereof, under the Code, as in effect on the date of such report, the interest paid or accrued on Bonds held by a Qualifying Bondholder is includable in gross income and subject to the payment of Federal Taxes a credit for which payment is not otherwise available to such Qualifying Bondholder.

        FEDERAL: the United States of America and the government thereof.

        FEDERAL TAXES: any income taxes imposed under the Code.

        FINANCIAL CONSULTANT: the Independent Accountant or, if not available, a Person recognized as expert in the financial industry selected by the Trustee and paid by the Borrower.

        FORCE MAJEURE: shall mean, without limitation, the following: (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of Puerto Rico or any of their respective departments, agencies, political subdivisions or officials, or any civil or military authority; war; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; droughts; floods; washouts; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; or shortages of labor, materials, supplies or transportation; or (ii) any cause, circumstance or event not reasonably within the control of the Borrower.

        GOVERNMENT OBLIGATIONS: as defined in the Trust Agreement.

        GROSS REVENUES: for any period with respect to which Gross Revenues are being determined, all revenues of any kind received or derived by the Borrower from the ownership and operation of the Project for such period, including, without limitation, room, food and beverage, and other facility revenues, casino net wins, rentals or other payments from leases and concession agreements, annual dues for golf memberships, revenues derived from the resale of golf memberships, the proceeds of any business interruption insurance, and, except as provided below, all revenues received by the Borrower from all other activities of the Project, less in each case actual refunds made to customers, guests or patrons for any of the foregoing. Gross Revenues shall not


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include the proceeds of the sales of any condominium units, revenues derived from the initial sale of golf or country club memberships, tips, service charges added to a customer's bill or statement in lieu of gratuities which are payable to employees of the Project, value of complimentary rooms, food, beverages, or use of Project facilities or services (except those purchased by the casino forming a part of the Project), and any room, sales or other use or excise taxes required by law to be collected with respect to the operations of the Project and remitted to taxing authorities.

        HAZARDOUS SUBSTANCE: asbestos, polychlorinated biphenyls, petroleum products and any other substance or material that, whether by its nature or use, is now or hereafter defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Law.

        HOLDER: the Person registered as owner of any Bonds in the Bond
Register.

        INDEPENDENT ACCOUNTANTS: a nationally recognized firm of certified public accountants, which may also be the firm which audits the financial statements of the Borrower, which is independent with respect to the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

        INDUSTRIAL FACILITIES: shall have the meaning given to such term by
Section 3 of the Act as in effect on the Date of Issuance.

        INSURANCE FUND: the fund created by Section 513 of the Trust Agreement.

        INSURANCE POLICY(IES): the policies of insurance required to be maintained pursuant to Section 5.21.

        INSURANCE REQUIREMENT: all provisions of any Insurance Policy, all requirements of the issuer of any Insurance Policy (including any which may require repairs, modifications or alterations (structural or otherwise) in or to the Project, or any portion thereof), and all orders, rules, regulations and other requirements of any governmental authority (administrative or judicial) having jurisdiction over the Project with respect to insuring the Project, applicable to or affecting the Project, or any part thereof or any use or condition of the Project, or any part thereof.

        INTEREST PAYMENT DATE: the first day of each month commencing on [ ], 1999.

        LEGAL REQUIREMENTS: collectively (i) all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of any governmental authority (administrative or judicial) having jurisdiction over the Project, the Borrower or any tenant or concessionaire of all or any of its commercial spaces, foreseen or unforeseen, ordinary or extraordinary (including, without limitation, fire, health, handicapped


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access, sanitation, ecological, historic, zoning, environmental protection, wetlands, and building laws or regulations), which now or at any time hereafter may be applicable to the Project or any part thereof, or any of the streets, alleys, passageways, sidewalks, curbs, gutters, vaults or vault spaces adjoining the Project or any part thereof, or any use or condition of the Project or any part thereof and (ii) all material requirements of each permit, license, authorization and regulation relating to the Project, or any portion thereof, or to the ownership, leasing, use, occupancy, possession, operation or maintenance thereof, and (iii) all requirements of the Puerto Rico Fire Department, the Factual Mutual System or the Industrial Risk Insurers or other similar body acting in and for Puerto Rico and all requirements of each insurance policy covering or applicable to all or any portion of the Project, or the use thereof, which are maintained or required to be maintained by the Borrower or of which the Borrower has notice, and all requirements of the issuer of each such policy, including any which may require repairs, modifications or alterations (structural or otherwise) in or to the Project, or any portion thereof.

        LETTER OF CREDIT: an irrevocable standby letter of credit issued by a financial institution the long term obligations of which are rated Baa2 or higher by the Rating Agency in favor of the Borrower and providing that the same may be drawn (i) upon a statement by the Borrower that the amount of the Advance secured by such Letter of Credit has been demanded and not paid and (ii) ten
(10) days prior to the expiration date of such Letter of Credit.

        LIEN OR LIENS: any mortgage, pledge, security interest, encumbrance, lien or charge of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, or the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction (other than informational filings in respect of equipment leased under any lease not intended as security, within the meaning of such Uniform Commercial Code), including a financing statement under the laws of Puerto Rico.

        LOAN AGREEMENT: this Loan Agreement, together with all permitted agreements amendatory hereof and supplemental hereto permitted by the Trust Agreement.

        MAJOR CASUALTY: a Casualty, the Restoration of which is reasonably estimated by the Borrower to cost more than $50,000,000 .

        MORTGAGES: collectively, the first mortgage on the Project, on parcel #15,228 registered at page 29 of tome 354 of Fajardo, and the leasehold mortgage
on Palominos Island, constituted by deeds number [    ( ), ( ) and    ( )],
respectively, dated the Date of Issuance, executed before Notary Public [     ],
to secure the Mortgage Notes.

        MORTGAGE NOTES: collectively, the notes of the Borrower, dated the Date of Issuance, in the principal amounts of ONE HUNDRED FIVE MILLION TWO HUNDRED THOUSAND DOLLARS ([$105,200,000]), ONE HUNDRED THOUSAND DOLLARS ($100,000) and TWO MILLION DOLLARS ($2,000,000) secured by the Mortgages.


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        NET PROCEEDS: the amount of all insurance proceeds (excluding business interruption insurance proceeds) paid pursuant to any Insurance Policy as the result of a Casualty after deduction of the Trustee's costs and expenses (including, without limitation, attorneys' fees and expenses), if any, in collecting the same.

        NET RESTORATION AWARD: the amount of all awards and payments received from the condemner on account of a Taking, after deduction of the Trustee's costs and expenses (including, without limitations, attorneys' fees and expenses), if any, in collecting the same.

        OFFICIAL STATEMENT: the Official Statement and Prospectus issued in respect of the Bonds.

        OPERATIVE DOCUMENTS: the Partnership Agreement and the Hotel Management Agreement between the Partnership and Williams Hospitality Group Inc. effective as of January 1, 1999.

        PALOMINOS LEASE: the Deed of Lease executed by the Partnership, Lilliam Bachman Umpierre and Alberto Bachman Umpierre on December fifteen (15) nineteen ninety (1990), before Notary Public Silvestre M. Miranda, his deed number twelve
(12), together with all agreements amendatory thereof or supplemental thereto.

        PARTNERSHIP AGREEMENT: the Amended and Restated Agreement of Limited Partnership of the Borrower governed by the laws of the State of Delaware executed on the Date of Issuance, between WHG El Con Corp. and Conquistador Holding (SPE), Inc., together with all permitted agreements amendatory thereof or supplemental thereto.

        PAYMENT OF THE BONDS: full payment of the principal of, and premium, if any, and interest on all the Bonds in accordance with their terms, whether through payment at maturity, upon acceleration or redemption or provision for such payment in such a manner that the Bonds shall be deemed to have been paid under Article XIII of the Trust Agreement.

        PERSON: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        PERMITTED LIENS: the Liens created or permitted by the Related Documents and the Liens created with respect to Additional Indebtedness permitted pursuant to Section 5.18(b), including, without limitation, Liens with respect to capital leases and purchase money security interests.

        PLEDGE AGREEMENT: the Mortgage Notes Pledge and Security Agreement dated the Date of Issuance by and between the Borrower and the Authority, together with all permitted agreements amendatory thereof or supplemental thereto.


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        PRELIMINARY OFFICIAL STATEMENT: the Preliminary Official Statement and
Prospectus issued in respect of the Bonds.

        PRINCIPAL: when referring to the Bonds: (i) in the case of any Serial or Term Bond, the principal of such Bond stated to be payable at maturity, and (ii) in the case of a Capital Appreciation Bond, the Accreted Value thereof.

        PROJECT: the Industrial Facilities described in Exhibit A attached hereto and made a part hereof, including any modifications thereof, substitutions therefor or additions thereto, and excluding deletions therefrom (except those permitted in the Trust Agreement).

        PROJECT FUND: the fund created by Section 401 of the Trust Agreement.

        PUERTO RICO: the Commonwealth of Puerto Rico.

        QUALIFYING BONDHOLDER: a Beneficial Owner who is (i) an individual who was a bona fide resident of Puerto Rico during the entire taxable year in which he received or accrued interest on the Bonds that due to the occurrence of an Event of Taxability is not income from sources within Puerto Rico under the Code or (ii) a Puerto Rico corporation or other foreign corporation (for purposes of the Code) that is not engaged in trade or business in the United States.

        RATING: the rating assigned from time to time to the Bonds by the Rating Agency.

        RATING AGENCY: Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., its successors and assigns, or if neither is available, any other nationally recognized statistical rating organization which shall have been requested by the Borrower to provide a rating for the Bonds and which shall then have a rating in effect with respect to the Bonds.

        RELATED DOCUMENTS: the Trust Agreement, the Mortgages, the Mortgage Notes, the Security Agreements, the Assignment Agreements, the Subordination Agreements, and the Pledge Agreement, individually or collectively, as the case may be.

        RELEASE CONDITIONS: shall have the meaning ascribed thereto in Section 5.23(d).

        RENEWAL AND REPLACEMENT FUND: the fund created pursuant to Section 509 of the Trust Agreement.

        RENEWAL AND REPLACEMENT FUND AMOUNT: from the Date of Issuance through the Taxable Year ending December 31, 2004, FOUR MILLION DOLLARS ($4,000,000); from January 1, 2005 through December 31, 2009, the higher of FOUR MILLION DOLLARS ($4,000,000) and an


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amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2005, as shown in the Borrower's audited financial statements; from January 1, 2010 through December 31, 2014, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2010, as shown in the Borrower's audited financial statements; from January 1, 2015 through December 31, 2019, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three
(3) Taxable Years immediately preceding January 1, 2015, as shown in the Borrower's audited financial statements; from January 1, 2020 through December 31, 2025, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three
(3) Taxable Years immediately preceding January 1, 2020, as shown in the Borrower's audited financial statements; and from January 1, 2026 through December 31, 2030, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2026, as shown in the Borrower's audited financial statements.

        RESERVE FUND: the fund created pursuant to Section 505 of the Trust Agreement.

        RESERVE FUND AMOUNT: NINE MILLION ONE HUNDRED THOUSAND DOLLARS ($9,100,000).

        RESTORATION: in case of a Casualty or a Taking, the restoration, replacement or rebuilding of the affected property forming part of the Project such that when such restoration, replacement or rebuilding is completed the affected property shall have been restored substantially to its condition prior to such Casualty or Taking, with such alterations or additions as may otherwise be consistent with the terms of the Loan Agreement and Trust Agreement, or in the event that the foregoing requirement cannot be satisfied as a result of any Legal Requirements, or, in the case of a Taking, as a result of the loss of the use of the portion of the Project which was the subject of such Taking, the Project, when such restoration, replacement or rebuilding shall have been completed, shall be an integral unit substantially similar in condition, character and scope to the Project prior to such Casualty or Taking.

        SECURITY AGREEMENTS: the Master Security Agreement, the UCC Financing Statement and the UCC Fixtures Filing dated the Date of Issuance by and between the Borrower and the Trustee, together with all permitted agreements amendatory thereof or supplemental thereto.

        SERIAL BOND: as defined in the Trust Agreement.

        SINGLE PURPOSE ENTITY: a Person, other than an individual, whose organizational documents provide substantially to the effect that it (i) was formed or organized solely for the purpose of owning and operating the Project;
(ii) shall not engage in any business unrelated to the Project;


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(iii) shall not own any assets other than those related to its interest in and the operation of the Project; (iv) shall not incur any indebtedness other than as permitted by this Loan Agreement and the Related Documents; (v) has its own books and records and accounts separate and apart from any other Person; and
(vi) holds itself out as a legal entity separate and apart from any other
Person.

        SUBORDINATION AGREEMENTS: collectively, the Deed of Subordination of Mortgage and the Deed of Subordination of Leasehold Mortgage executed by the
Partnership on the Date of Issuance before Notary Public [                   ],
his deed numbers [   ].

        TAKING: any temporary or permanent taking by any public or quasi-public authority of the Project or any part thereof through eminent domain or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property in lieu of the commencement of any such proceedings.

        TAXABLE YEAR: the taxable year of the Borrower under the Code as in effect on any date of its determination; the term will include the annual accounting period for which the Borrower makes its income tax return, and will include an accounting period of less than 12 months if the Borrower makes a return for a period of less than 12 months.

        TERM BOND: as defined in the Trust Agreement.

        TITLE INSURANCE:   [                           ]

        TRUST AGREEMENT: the Deed of Trust Agreement, dated the Date of Issuance, between the Authority and the Trustee, together with all permitted agreements amendatory thereof or supplemental thereto.

        TRUSTEE: the bank, banking association or trust company at the time serving as Trustee under the Trust Agreement.

        UNDERWRITER: Citicorp Financial Services Corporation.

SECTION 1.02   RULES OF CONSTRUCTION.

        (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

        (b) Unless the context shall otherwise indicate, the words "Bonds," "Bondholder," "owner," "Holder," and "Person" shall include the plural as well as the singular number.

        (c) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity.


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        (d) The captions or headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

        (e) All references herein to particular articles, sections or exhibits are references to articles, sections or exhibits of this Loan Agreement unless some other reference is established.

        (f) Except as provided in Section 8.03, any inconsistency between the provisions of this Loan Agreement and the provisions of the Trust Agreement shall be resolved in favor of the provisions of the Trust Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

        SECTION 2.01 REPRESENTATIONS AND WARRANTIES BY THE AUTHORITY. The Authority represents and warrants that:

        (i) It is a duly constituted and existing body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico, established under the Act.

        (ii) Under the provisions of the Act, the Authority has full power and authority to enter into, execute, and deliver this Loan Agreement, and the Related Documents to which it is a party, to undertake the transactions contemplated hereby and thereby and to carry out its obligations hereunder and thereunder.

        (iii) By duly adopted resolution, the Authority has duly authorized the execution, delivery, and performance of this Loan Agreement and the Related Documents to which it is a party, and the issuance and sale of the Bonds.

        (iv) Under existing law all payments received by the Authority pursuant to this Loan Agreement are exempt from Puerto Rico taxation.

        (v) It shall not submit the statement provided in Section 149 (e) (2) of the Code as in effect on the Date of Issuance with respect to the Bonds.

        SECTION 2.02 REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE BORROWER. The Borrower represents and warrants that:

        (i) It is a limited partnership duly organized and validly existing under the laws of the State of Delaware, has duly elected special partnership treatment under the laws of Puerto Rico, has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Loan Agreement and the


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Related Documents to which it is a party and possesses all material licenses and approvals necessary for the conduct of its business.

        (ii) The execution, delivery, and performance by the Borrower of this Loan Agreement and the Related Documents to which it is a party, the consummation of the transactions contemplated thereby and the fulfillment of or compliance with the terms and conditions thereof, have been duly authorized by all necessary action, and do not and will not violate any law or any regulation, order, writ, injunction, or decree of any court or governmental body, agency or other instrumentality applicable to the Borrower, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the assets of the Borrower (except those created by any of the Related Documents) pursuant to the terms of the Partnership Agreement as now in effect, or any mortgage, indenture, license, approval, agreement, instrument or document to which the Borrower is a party or by which it or any of its properties is bound.

        (iii) All authorizations, consents, and approvals of, notices to, registrations or filings (other than filing and registration of the Mortgages, the Subordination Agreements, any financing statement to be filed pursuant to the Security Agreements and the Assignment Agreements) with, or other actions in respect of or by, any governmental body, agency or other instrumentality or court required in connection with the execution, delivery and performance by the Borrower of this Loan Agreement and the Related Documents to which it is a party have been duly obtained, given or taken and are in full force and effect.

        (iv) This Loan Agreement and each Related Document to which the Borrower is a party is a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (v) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties (including, without limitation, the value of the Project), business, condition (financial or other) or results of operations of the Borrower or the transactions contemplated by this Loan Agreement or the Related Documents to which it is a party, or which would adversely affect the validity or enforceability of, or the authority or ability of the Borrower to perform its obligations under, this Loan Agreement (including, without limitation, the payment of principal of and interest on the Bonds and other amounts due hereunder) and the Related Documents to which it is a party.

        (vi) The Borrower is not in default under any law or any regulation, order, writ, injunction or decree of any court or governmental body (administrative or judicial), agency or other


                                       12





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instrumentality applicable to the Borrower which would adversely affect the validity or enforceability of, or the authority of the Borrower to enter into, or materially adversely affect the ability of the Borrower to perform its obligation under, this Loan Agreement and the Related Documents to which it is a party.

        (vii) No default has occurred and is continuing under any material debt or any indenture or other agreement or instrument governing outstanding material debt of the Borrower, or any other material contract, agreement, or instrument to which the Borrower is a party or by which it or its property is bound, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default where such default would have a material adverse effect on the properties, condition (financial or other) or results of operations of the Borrower or the transactions contemplated by this Loan Agreement, or the Related Documents to which it is a party or which would adversely affect the validity or enforceability of, or the authority of the Borrower to enter into, or materially adversely affect the ability of the Borrower to perform its obligations under, this Loan Agreement and the Related Documents to which it is a party.

        (viii) The Preliminary Official Statement as of its date and the Official Statement as of the Date of Issuance, did not and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to information contained under the headings "AFICA", "Government Development Bank for Puerto Rico", "Tax Consequences" (other than matters relating to, and representations, warranties and covenants made by, the Borrower), "Legal Investment," "Underwriting," "Legal Matters," matters relating to DTC<180>s book entry transfer system, as well as summaries of the aforementioned information contained under the heading "Summary" or on the cover page of the Preliminary Official Statement and the Official Statement.

        (ix) The proceeds of the Bonds will be used exclusively to pay the Costs.

        (x) The Borrower is the owner in full dominium (pleno dominio) of the personal property reflected as owned by it on its balance sheet and the real estate comprising the Project, excluding the Palominos Island, subject to no Liens except the Permitted Liens.

        (xi) The Borrower has filed all tax returns required by law to be filed, and has paid all taxes, assessments, and other governmental charges levied upon the Borrower and its properties, assets, income and franchises, including, without limitation, the Project, which are due and payable, other than those presently payable without penalty or interest or being contested in good faith. The charges, accruals and reserves on the books of the Borrower in respect of taxes for all fiscal periods are adequate in the opinion of the Borrower.

        (xii) The principal place of business and chief executive office of the Borrower is located at the El Conquistador Resort & Country Club, Fajardo, Puerto Rico.


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        (xiii) All information previously furnished in writing by the Borrower to the Authority is true and correct in all material respects (other than financial projections or forecasts, budgets and documents prepared by anyone other than the Borrower or on behalf of the Borrower).

        (xiv) The Borrower hereby makes to the Authority each of the representations and warranties made by the Borrower and contained in the Related Documents to which it is a party as if such representations and warranties were set forth in full herein.

        (xv) For purposes of the Code as in effect on the Date of Issuance, at all times during each Taxable Year of its existence up to and including the Date of Issuance, (i) the Borrower: (A) has been a partnership; (B) has been engaged in trade or business only in Puerto Rico; (C) has not been engaged, directly or imputedly, in any trade or business in the United States or elsewhere outside Puerto Rico; (D) has not derived, directly or imputedly, any gross income which is, or is treated as effectively connected with, or attributable to, the conduct of a trade or business outside Puerto Rico; and (ii) at least 80% of the Borrower's gross income from all sources (A) has been derived from sources outside the United States, or has been attributable to income so derived by a subsidiary of the Borrower, and (B) has been attributable to the conduct of a trade or business outside the United States by the Borrower, or by a subsidiary (assuming, for clauses (ii)(A) and (B) above in this paragraph (xv), that the Borrower is an association taxable as a corporation).

        (xvi) All interest paid to, or accrued by, a Beneficial Owner on the Bonds will constitute income from sources within Puerto Rico for purposes of the Code as in effect on the Date of Issuance.

        (xvii) The Borrower has caused and will at all times continue to cause the Project to be operated as Industrial Facilities.

        (xviii) The Borrower has duly and lawfully obtained or will obtain all authorizations, licenses, consents, and orders of any governmental or public agency or authority required to operate the Project.

        (xix) The estimated useful life of the Project is equal to or exceeds the final maturity of the Bonds.

        (xx) The Project is free and clear of any physical damage that would materially and adversely affect its value as security for the Bonds.

        (xxi) The Borrower has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Project.

        (xxii) To the Borrower's knowledge, all of the material improvements on the Project lie wholly within the boundaries and building restriction lines thereof, except for encroachments that


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are insured against by lender's title insurance or that do not materially and adversely affect the value or marketability of the Project. No improvements on properties adjacent to the Project materially encroach upon the Project so as to materially and adversely affect the value or marketability of the Project.

        (xxiii) An environmental site assessment was performed with respect to the Project, a report of such assessment (the "Environmental Report") has been delivered to the Authority, and either (x) the Environmental Report does not reveal any known circumstances or conditions with respect to the Project that rendered the Project, at the date of the Environmental Report, in material violation of any applicable Environmental Law or (y) if the Environmental Report does reveal any such circumstances or conditions and the same have not been subsequently remediated in all material aspects, then either (A) the expenditure of funds necessary to effect such remediation is not material in relation to the principal amount of the Bonds, or (B) the Borrower is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental authority. To the Borrower's knowledge, there are no circumstances or conditions with respect to the Project not revealed in the Environmental Report that renders the Project in material violation of any Environmental Law.

        (xxiv) To the Borrower's knowledge, (x) the Project is free and clear of any and all materialmen's preferences that are not bonded or escrowed for, and
(y) no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the Mortgages. The Borrower has not received notice that any mechanics' or materialmen's liens have encumbered the Project which have not been released, bonded or escrowed for or which are Permitted Liens.

        (xxv)  The Borrower is a Single Purpose Entity.

        (xxvi) The Borrower (a) has analyzed its operations that could be adversely affected by failure of the Borrower to become Year 2000 compliant (that is, whether the Borrower's computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); (b) has developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects; and (c) reasonably believes that it will become Year 2000 compliant for its operations on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon its financial condition.

        (xxvii) The Palominos Lease is in full force and effect; and no default has occurred and is continuing by the Borrower or to its knowledge by the lessor and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default.


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                                   ARTICLE III
                              ISSUANCE OF THE BONDS

        SECTION 3.01 AGREEMENT TO ISSUE THE BONDS. The Authority will use its best efforts to issue, sell, and deliver to the purchasers thereof the Bonds for the purpose of paying, in part, the Costs. The proceeds of the Bonds shall be delivered to the Trustee for application in accordance with the Trust Agreement.

        SECTION 3.02 DISBURSEMENTS FROM PROJECT FUND. The moneys in the Project Fund shall be applied as provided in ARTICLE IV of the Trust Agreement and such moneys shall be invested and reinvested in accordance with the Trust Agreement.

        SECTION 3.03 BORROWER REQUIRED TO PAY COSTS. If the moneys in the Project Fund available for the payment of the Costs should not be sufficient to pay or cause to be paid the Costs, the Borrower shall pay all that portion of the Costs as may be in excess of the moneys available therefor in the Project Fund. The Authority does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund will be sufficient to pay the Costs. The Borrower agrees that if, after exhaustion of the moneys in the Project Fund, it should pay or cause to be paid any portion of the Costs, it shall not be entitled to any reimbursement therefor from the Authority or from the Trustee, and it shall not be entitled to any abatement, diminution or postponement of the payments to be made pursuant to Article IV and Section 5.10.

        SECTION 3.04 CONDITIONS PRECEDENT TO ISSUANCE OF THE BONDS. The obligation of the Authority to issue the Bonds is subject to the following conditions precedent:

        (1) The Authority shall have received on or before the Date of Issuance the following, each in form and substance reasonably satisfactory to the
Authority:

               (i)   the Partnership Agreement certified by the general partner;

               (ii) the opinions of counsel required under the Bond Purchase Agreement;

               (iii) an executed or simple copy of this Loan Agreement and each of the Related Documents;

               (iv)  a letter from the Rating Agency issuing a Rating of Baa2.

               (v)   the Title Insurance; and

               (vi) such other documents, instruments, opinions and approvals as the Authority shall have reasonably requested.


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        (2) There shall have been made and there shall be in full force and effect, all applicable filings, recordings, and/or registrations, (except the filing, recording or registration of the Mortgages, the Subordination Agreements, the Assignment Agreements, and any financing statements to be filed pursuant to the Security Agreements and the Assignment Agreements), there shall have been paid, or provision shall have been made for the payment of, all applicable mortgage recording fees or filing fees, if any, and there shall have been given, or taken, any notice or any other similar action, as may be necessary or, to the extent requested by the Authority, advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of the Trustee created by this Loan Agreement and the Related Documents and the Authority shall have secured evidence reasonably satisfactory to it of all of the foregoing.

        SECTION 3.05 RATING. After the Date of Issuance and until the Payment of the Bonds, the Borrower covenants that it will deliver to the Rating Agency, from time to time, such documents and other relevant information and take such action as the Rating Agency may reasonably require for its due diligence in order to maintain the Rating assigned to the Bonds, including payment of the fees and expenses of the Rating Agency.

        SECTION 3.06 THE RESERVE FUND. On the Date of Issuance, the Borrower shall deposit with the Trustee to the credit of the Reserve Fund, the Reserve Fund Amount.

                                   ARTICLE IV
                LOAN BY THE AUTHORITY TO THE BORROWER; REPAYMENT;
                             MAINTENANCE; INDEMNITY

        SECTION 4.01   LOAN BY THE AUTHORITY; REPAYMENT.

        (a) Upon the terms and conditions of this Loan Agreement the Authority shall loan the Borrower the gross proceeds (including the Underwriter's discount) of the sale of the Bonds. The principal amount of the loan shall be equal to the aggregate principal amount of the Bonds.

        (b) The Borrower agrees to repay the loan in accordance with the provisions of this Loan Agreement and:

               (i) with respect to each date on which the premium, if any, principal of or the interest on the Bonds is payable (whether at maturity, upon acceleration, by redemption or otherwise), the Borrower will pay such amounts which, together with all other moneys available therefor in the Bond Fund, will be sufficient to pay on such date:

                       (A)    interest on the Bonds, and

                       (B) the principal amount of the Bonds and premium, if any; and


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               (ii) pay the amount, if any, notified by the Trustee pursuant to
Section 508 of the Trust Agreement; and

               (iii) pay monthly installments in the amount of one twelfth (1/12) of the Renewal and Replacement Fund Amount, as in effect from time to time, until amounts deposited in the Renewal and Replacement Fund equal at least the Renewal and Replacement Fund Amount then in effect, provided that the last of such installments shall be in that amount which when added to the amounts on deposit to the credit of the Renewal and Replacement Fund (excluding amounts so on deposit paid pursuant to subsection (b)(v) of this Section) will equal at least the Renewal and Replacement Fund Amount then in effect; and

               (iv) pay the amounts, if any, notified by the Trustee pursuant to
Section 512 of the Trust Agreement; provided that the amount to be paid pursuant to this paragraph (iv) shall be the amount so notified if less than one twelfth (1/12) of the Renewal and Replacement Fund Amount then in effect, or otherwise, in monthly installments of one twelfth (1/12) of the Renewal and Replacement Fund Amount then in effect, provided that the last of such installments shall be in that amount which when added to the amounts then on deposit to the credit of the Renewal and Replacement Fund (excluding amounts so on deposit paid pursuant to subsection (b)(v) of this Section) will equal at least the Renewal and Replacement Fund Amount then in effect; and

               (v) pay all net proceeds (excluding business interruption) of the insurance claim filed by the Borrower relative to the damages and losses caused by or as a consequence of hurricane Georges paid but not disbursed to vendors and those paid after the Date of Issuance; and

               (vi) pay the amounts it is required to deposit pursuant to
Section 5.21 (i).

        Notwithstanding anything to the contrary herein, the maximum amount that the Borrower will be required to pay on any given Interest Payment Date with respect to Section 4.01 (b)(iii) and (iv) shall not exceed one twelfth (1/12) of the Renewal and Replacement Fund Amount as in effect from time to time in the aggregate.

        (c) The Borrower will pay or cause to be paid directly to the Trustee for deposit to the credit of the appropriate fund, in immediately available funds, the amounts it is required to pay under:

               (i) subsection (b)(i) of this Section, no later than 10:00 a.m., Atlantic standard time, on the Business Day immediately preceding the date on which the corresponding amounts are due on the Bonds;

               (ii) subsection (b)(ii) of this Section, no later than 10:00 a.m., Atlantic standard time, on the twentieth (20th) Business Day immediately succeeding the date of receipt of notice from the Trustee pursuant to Section 508 of the Trust Agreement;


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               (iii) subsection (b)(iii) of this Section, no later than 10:00
a.m., Atlantic standard time, on each Interest Payment Date;

               (iv) subsection (b)(iv) of this Section, no later than 10:00 a.m., Atlantic standard time, on each Interest Payment Date commencing on the Interest Payment Date immediately succeeding the date of receipt of notice from the Trustee pursuant to Section 512 of the Trust Agreement;

               (v) subsection (b)(v) of this Section, no later than 10:00 a.m., Atlantic standard time, on the fifth (5th) Business Day immediately succeeding the date of receipt, in full or in part, of the insurance claim proceeds; and

               (vi) subsection (b)(vi) of this Section, no later than 10:00 a.m., Atlantic standard time, no later than the ninety fifth (95th) day immediately succeeding the end of each Taxable Year.

        (d) Except as provided in Section 906 of the Trust Agreement, the Trustee shall not use any of the amounts deposited in the Bond Fund pursuant to this Section 4.01 for any purpose other than the payment of principal of, premium, if any, and interest on the Bonds payable on the date with respect to which such amounts were deposited.

        SECTION 4.02 NO SET-OFF. The obligation of the Borrower to make the payments required by Section 4.01 shall be absolute and unconditional. The Borrower will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Authority, the Trustee, any Bondholder, or any other Person.

        SECTION 4.03 PREPAYMENTS. The Borrower may at any time prepay all or any part of the amounts it is required to pay under Section 4.01 to the extent provided in Section 8.01, and the Borrower shall be obligated to prepay all of the amounts payable under Section 4.01 as provided in Section 8.02.

        SECTION 4.04 COVENANT TO OPERATE AND MAINTAIN PROJECT. The Borrower will cause the Project: (i) to be operated at all times as Industrial Facilities; and
(ii) together with the appurtenances and every part and parcel thereof, to be maintained, preserved and kept in good repair, working order and condition (reasonable wear and tear excepted) and will from time to time cause to be made all reasonably necessary and proper repairs, replacements and renewals; provided, however, that the Borrower will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the Project the maintenance, repair, replacement or renewal of which, in the opinion of the Borrower, becomes uneconomical to the Borrower because of damage or destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations, or the termination by the Borrower of the operation of the Industrial Facilities to


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which such element or unit of the Project is an adjunct. For purposes of this
Section 4.04, the "opinion of the Borrower" upon the Authority's request, shall be expressed to the Authority and the Trustee by delivery of a certificate of an Authorized Borrower Representative specifying the circumstances, situations or conditions described in this Section 4.04 the existence of which permits the Borrower not to cause to be maintained any element or unit of the Project. The Borrower covenants that it will promptly notify the Trustee and the Authority if the Project ceases to be operated as Industrial Facilities or to be maintained as required hereunder.

        SECTION 4.05 EXPENSES. The Borrower will pay: (i) all reasonable fees and expenses of the Trustee and the costs and expenses of indemnifying the Trustee for, and holding the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as Trustee under the Trust Agreement; and (ii) the Administrative Fee and all reasonable expenses of the Authority incurred at the request or with the consent of the Borrower in connection with the financing of the Project.

        SECTION 4.06 INDEMNIFICATION. The Borrower will at all times indemnify and hold harmless the Authority and the Trustee against any and all losses, costs, damages, expenses, and liabilities (collectively referred to hereinafter as "Losses") of whatever nature (including but not limited to reasonable attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, or related to one or more Claims, as hereinafter defined. The word "Claims" as used herein shall mean all claims, lawsuits, causes of action and other legal actions and proceedings, involving bodily or personal injury to or death of any Person or damage to any property (including, but not limited to Persons employed by the Authority, the Borrower or any other Person) brought against the Authority or the Trustee or to which the Authority or the Trustee is a party, that directly or indirectly result from, arise out of, or relate to (i) the design, construction, transfer, sale, operation, use, occupancy, maintenance or ownership of the Project or any part thereof or (ii) the execution, delivery or performance of this Loan Agreement, the Related Documents to which the Authority and the Trustee are a party or any related instruments or documents or
(iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Official Statement or the Official Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Borrower will not be liable in any such case to the extent that any such Loss or Claim arises out of or is based upon the negligence or willful misconduct of the Authority or the Trustee or upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Borrower by the Underwriter, the Trustee, or the Authority specifically for use therein (it being understood that the information in the Preliminary Official Statement and the Official Statement under the headings "AFICA," "Government Development Bank for Puerto Rico," "Tax Consequences" (other than matters relating to, and representations, warranties and covenants made by, the Borrower), "Legal Investment,"


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



"Underwriting," "Legal Matters," matters relating to DTC's book-entry transfer system, as well as any summaries of the aforementioned information contained under the heading "Summary" or on the cover page of the Preliminary Official Statement and the Official Statement has been so furnished to the Borrower by the Underwriter, the Trustee or the Authority specifically for use therein). The obligations of the Borrower under this Section 4.06 shall apply to all Losses or Claims or both, that result from, arise out of, or are related to any event, occurrence, condition or relationship prior to termination of this Loan Agreement, whether such Losses or Claims, or both are asserted prior to termination of this Loan Agreement or thereafter. The Authority shall reimburse the Borrower for payments made by the Borrower pursuant to this Section 4.06 to the extent of any proceeds, net of all expenses of collection, actually received by the Authority from any insurance covering such Claims with respect to the Losses sustained. The Authority shall have the duty to claim any such insurance proceeds and the Authority shall assign its rights to such proceeds, to the extent of such required reimbursement, to the Borrower. In case any action shall be brought against the Authority in respect of which indemnity may be sought against the Borrower, the Authority shall promptly notify the Borrower in writing and the Borrower shall have the right to assume the investigation and defense thereof including the employment of counsel and the payment of all expenses. The Authority shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Authority unless (i) the employment of such counsel has been authorized by the Borrower, or (ii) the Borrower is also a party to the proceeding and the Authority determines in good faith that joint representation would be inappropriate, or (iii) the Borrower fails to provide reasonable assurance to the Authority of its financial capacity to defend the Claim and provide indemnification with respect thereto. The Borrower shall not be liable for any settlement of any such action without its consent but, if any such action is settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Authority from and against any such Losses or Claims. Nothing herein shall be construed as requiring the Authority to acquire or maintain insurance of any form or nature with respect to the Project or any portion thereof or with respect to any phrase, term, provision, condition or obligation of this Loan Agreement or any other matter in connection herewith. The provisions of this Section 4.06 shall survive the expiration or termination of this Loan Agreement.

        SECTION 4.07 PAST DUE PAYMENTS. In the event the Borrower shall fail to pay amounts required to be paid under Section 4.01, any such amounts pertaining to principal of or interest on the Bonds to which such defaulted amounts relate shall continue to bear interest (to the extent permitted by law) until their payment from the date they were payable, at the rate of interest on such Bonds.

                                    ARTICLE V
                               FURTHER AGREEMENTS

        SECTION 5.01 COVENANT TO MAINTAIN EXISTENCE. The Borrower covenants that so long as any Bonds are outstanding it (i) will preserve and maintain its authorizations, rights, and privileges


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



in Puerto Rico; and (ii) will maintain its existence, will not dissolve and will not consolidate with or merge into another entity. Anything herein to the contrary notwithstanding, the Borrower may consolidate with or merge into another entity, if (i) the successor or transferee entity (A) is organized under the laws of any state of the United States or Puerto Rico, (B) shall comply with the covenants contained in Section 5.10(a), (b) and (c), and (C) irrevocably and unconditionally assumes in writing all the obligations of the Borrower herein and under the Related Documents; and, (ii) the conditions of Section 6.01 are complied with.

        SECTION 5.02 COVENANT TO COOPERATE. In the event it may be necessary, for the proper performance of this Loan Agreement, on the part of the Authority or the Borrower, that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Borrower or the Authority, the Borrower and the Authority each agree to cooperate in such matters; provided, however, that the Authority and the Borrower are bound to the agreement of this Section 5.02 only in the case of reasonable requests for assistance.

        SECTION 5.03 NO WARRANTY BY AUTHORITY. The Authority makes no warranty, either express or implied, as to the condition of the Project or its suitability for the Borrower's purpose or needs or that the proceeds of the Bonds will be sufficient to pay the Costs or to reimburse the Borrower for Costs incurred.

        SECTION 5.04 RIGHT OF INSPECTION. The Borrower agrees that the Authority, the Trustee, and their duly authorized agents shall have the right at all reasonable times during business hours to enter upon and examine and inspect the Project, subject to the provisions of Section 4.04, to determine whether the Project continues to constitute Industrial Facilities. The Authority, and Trustee shall also be permitted, at all reasonable times during business hours, at their own expense, to examine the books and records of the Borrower with respect to the Project in connection with the transactions contemplated by this Loan Agreement and the Related Documents to which the Authority and the Trustee are a party. The aforesaid rights of examination and inspection shall be exercised only upon such reasonable and necessary terms and conditions as the Borrower shall prescribe, which conditions shall be deemed to include, but not be limited to, reasonable notice and those conditions necessary to protect the Borrower's trade secrets and proprietary rights.

        SECTION 5.05 CONSENT TO JURISDICTION. The Borrower consents to the jurisdiction of the courts of Puerto Rico, San Juan Part, for causes of action arising under or relating to the terms of this Loan Agreement.

        SECTION 5.06 OFFICERS OF AUTHORITY NOT LIABLE. All covenants, stipulations, promises, agreements, and obligations of the Authority contained herein shall be deemed to be covenants, stipulations, promises, agreements, and obligations of the Authority and not of any member of the governing body of the Authority or any officer, agent, servant or employee of the Authority in his individual capacity. No recourse shall be had for the payment of the principal amount or interest on the Bonds or for any claim based thereon or hereunder against any member of the governing body


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



of the Authority or any officer, agent, servant or employee of the Authority or any natural person executing the Bonds. Neither any member of the governing body of the Authority nor any Person executing the Bonds on behalf of the Authority shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

        SECTION 5.07 INDEMNIFICATION WITH RESPECT TO GOVERNMENT OBLIGATIONS. If the Borrower shall elect to cause Government Obligations to be deposited with the Trustee pursuant to Section 1301 of the Trust Agreement, the Borrower shall pay and shall indemnify and hold harmless the Trustee, the Authority, and each Bondholder against any tax, fee or other charge imposed upon or assessed against such Government Obligations or the principal thereof, or premium, if any, and interest received thereon.

        SECTION 5.08 QUARTERLY AND ANNUAL REPORTS. The Borrower shall furnish the Trustee and the Rating Agency (i) within forty five (45) days after the close of each of the first three quarters of the Taxable Year, quarterly unaudited financial statements of the Borrower and (ii) within ninety (90) days after the end of the last quarter of each Fiscal Year, annual audited financial statements of the Borrower. The said financial statements will (i) include (a) balance sheets, income statements and cash flow statements, prepared according to GAAP and (b) a calculation of Available Cash; and (ii) be accompanied by a certificate signed by the Chief Financial Officer or Treasurer of the Borrower identifying any Event of Default hereunder and/or any existing fact or circumstance which, with the lapse of time or the giving of notice or both, would result in an Event of Default hereunder, and certifying that no other default has occurred under this Loan Agreement, and that no other fact or circumstance exists which, with the lapse of time or the giving of notice or both, would result in an Event of Default hereunder.

        SECTION 5.09 CONSENT TO ASSIGNMENT. The Borrower approves all the terms of the Trust Agreement and consents to the assignment made by the Authority to the Trustee therein.

        SECTION 5.10 MAINTENANCE OF SOURCE OF INCOME; ADDITIONAL INTEREST.

        (a) The Borrower covenants that, for purposes of the Code, at all times during the present Taxable Year and during each Taxable Year thereafter, up to and including the Taxable Year when all interest on and principal of the Bonds are paid in full (including after a defeasance of the Bonds under the Trust Agreement, if the opinion of tax counsel pursuant to Section 1302 (A)(v) of the Trust Agreement assumes compliance herewith) and so long as the Borrower is a partnership under the Code, on any determination date, the Borrower will: (i) be a partnership; (ii) be engaged in trade or business only in Puerto Rico; (iii) not be engaged, directly or imputedly, in any trade or business outside Puerto Rico; and (iv) not derive, directly or imputedly, any gross income which is, or is treated as, effectively connected with, or attributable to, the conduct of a trade or business outside Puerto Rico.


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



        (b) The Borrower covenants that, for purposes of the Code, for each Taxable Year of its existence up to and including the Taxable Year when all interest on and principal of the Bonds are paid in full (including after a defeasance of the Bonds under the Trust Agreement, if the opinion of tax counsel pursuant to Section 1302 (A)(v) of the Trust Agreement assumes compliance herewith), if the Borrower is deemed an association taxable as a corporation for purposes of the Code on any determination date: (i) at least 80% of the gross income from all sources of the Borrower has been and will be (1) derived from sources outside the United States, or attributable to income so derived by a subsidiary of the Borrower, and (2) attributable to the active conduct of a trade or business outside the United States by the Borrower or by a subsidiary of the Borrower; and (ii) all interest on the Bonds will be paid by a trade or business of the Borrower in Puerto Rico.

        (c) The Borrower covenants that all interest paid to, or accrued by, a Beneficial Owner on the Bonds will constitute income from sources within Puerto Rico for purposes of the Code.

        (d) The Borrower covenants, for each Taxable Year, up to and including the Taxable Year when all interest on and principal of the Bonds are paid in full, that it will cause an Independent Accountant to deliver to the Trustee and the Authority, not later than the last day of the third month following the close of each such Taxable Year, beginning with the Taxable Year ending next after the Date of Issuance, a report ( made in accordance with generally accepted auditing standards) addressed to the Trustee and the Authority stating, for each such Taxable Year: (i) the percentage of the Borrower's gross income that was derived from sources within Puerto Rico for purposes of the Code; (ii) the percentage of the Borrower's gross income that was, or was treated as, effectively connected with, or attributable to, the active conduct of a trade or business in Puerto Rico for purposes of the Code; (iii) whether during the Taxable Year for which the report is delivered the Borrower has failed to meet the requirements of Section 5.10(a), (b) and (c) or the representations made in
(xv) and (xvi) of Section 2.02 are not true and correct, and if as a consequence thereof (x) any portion of the interest paid to, or accrued by, a Qualifying Bondholder on the Bonds constituted income from sources outside Puerto Rico for purposes of the Code as in effect on the Date of Issuance and (y) in his opinion, under the Code as in effect on the date of such report, interest paid or accrued on Bonds held by a Qualifying Bondholder is includable in the gross income and subject to the payment of Federal Taxes a credit for the payment of which is not otherwise available to the Qualifying Bondholder.

        (e) Upon the occurrence of an Event of Taxability, the Authority or the Trustee shall promptly give notice of same to the Borrower and all Bondholders during the taxable year affected by such occurrence, and the Borrower will pay Additional Interest to each Beneficial Owner who demonstrates to the Borrower that solely as a consequence of the occurrence of the Event of Taxability it has paid or is required to pay Federal Taxes in respect of the interest paid or accrued on the Bonds, provided that such Beneficial Owner, in the year with respect to which such taxes were paid or are required to be paid, was or is a Qualifying Bondholder. The obligation of the Borrower to make these payments shall be separate and apart from any other obligations of the Borrower under this Loan Agreement, shall survive the Payment of the Bonds and the termination


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



of this Loan Agreement and the Trust Agreement, is undertaken herein by the Borrower as an inducement to prospective purchasers of the Bonds to induce them to purchase the Bonds and is intended to benefit the Beneficial Owners and is enforceable by each Qualifying Bondholder as an independent and direct claim against the Borrower.

        (f) Any claim against the Borrower by a Beneficial Owner under subsection (e) above must be filed with the Trustee and the Borrower no later than two hundred seventy (270) days after receipt by said Bondholder of notice of the occurrence of the Event of Taxability giving rise to the claim setting forth in detail the basis for such claim and the calculation of the Additional Interest. The Borrower agrees to pay any such claim to the related Qualifying Bondholder within thirty (30) days of the receipt thereof.

        SECTION 5.11 SALE OF PROJECT.

        (a) The Borrower may not sell, or otherwise dispose of the Project without the consent of the Authority and the Trustee.

        (b) The consent of the Authority and the Trustee under (a) above shall not be required if at least thirty (30) days prior to the proposed sale or disposition: (1) the Borrower (i) notifies same to the Authority, the Trustee and the Rating Agency, and (ii) provides to the Authority and the Trustee proof reasonably satisfactory to them (which may include an opinion from counsel approved by the Trustee and the Authority) that the payment of interest on the Bonds after the consummation of the proposed sale or disposition will constitute Puerto Rico source income, under the applicable provisions of the Code; (2) the Rating Agency provides confirmation that the Rating then assigned to the Bonds will not be withdrawn or downgraded below the rating assigned to the Bonds on the Date of Issuance by the Rating Agency as a result of such sale or disposition; and (3) the conditions of Section 6.01 (3) and (4) are also complied with.

        SECTION 5.12 COMPLIANCE WITH APPLICABLE LAW; ENVIRONMENTAL LAWS. (a) The Bor rower covenants that, so long as any Bond is Outstanding, it shall, at its sole cost and expense, comply or cause there to be compliance with all applicable provisions of laws, ordinances, orders, rules, regulations and requirements of all Federal, Commonwealth and municipal governments, and appropriate departments, commissions, boards and officers thereof, whether or not requiring structural repairs or alterations to, or relating to the use or occupancy or manner of use of, the Project unless failure to so comply would not have a material adverse effect on the Project or the business or operations (financial or otherwise) of the Borrower. Nothing contained in this Section shall prevent the Borrower from contesting in good faith the applicability or validity of any law, ordinance, order, rule, regulation or requirement unless the Authority and the Trustee shall receive an opinion of counsel, acceptable to the Authority and the Trustee, to the effect that such failure to comply during the period of such contest will materially impair the use of the Project.


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



        (b) The Borrower will comply with any and all Legal Requirements and Environmental Laws with respect to the discharge, removal and disposal of Hazardous Substance, and the Borrower shall pay immediately when due the costs of removal and disposal of any such Hazardous Substance, and shall keep the Project free of any Lien imposed pursuant to such Legal Requirements or Environmental Laws. In addition to all other rights available to the Authority in connection therewith, if the Borrower fails to comply with any requirement of this paragraph, the Authority may, but shall not be obligated to, cause the Project to be freed from the Hazardous Substance, with the cost of the removal and disposal thereof being payable by the Borrower upon the Authority's demand therefor. The Borrower further agrees not to release or dispose of any Hazardous Substance at the Project except in compliance with all Legal Requirements and Environmental Laws. The Authority shall have the right upon reasonable notice to conduct an environmental audit of the Project at any time and at the Borrower's sole cost and expense; provided, however, that if the Authority requests such audit more often than once every three (3) calendar years, such additional audit shall be conducted at the Authority's cost and expense, unless such additional audit is requested by reason of the Authority having obtained knowledge or information to the effect that contamination exists on the Project, in which event the costs of the same shall be borne by the Borrower. The Borrower shall cooperate in the conduct of any such environmental audit and shall give the Authority and its agents and employees access to the Project to remove Hazardous Substance. The Borrower agrees to indemnify and hold the Authority harmless from and against all losses, costs, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) that the Authority may sustain by reason of the assertion against the Authority by any party of any claim in connection with such Hazardous Substance.

        SECTION 5.13 AUTHORITY'S PERFORMANCE OF THE BORROWER'S OBLIGATIONS. In the event the Borrower at any time neglects, refuses or fails to perform any of its obligations under this Loan Agreement, the Authority or the Trustee, at their respective options and following at least 30 days' notice to the Borrower (except where a shorter period of notice is necessary to avoid a default in the Bonds or to avoid endangering the interest of the Authority or the Trustee in the Project, or any part thereof, or to prevent any loss or forfeiture thereof), may perform or cause to be performed such obligations, and all reasonable expenditures incurred by the Authority or the Trustee thereby shall be promptly paid or reimbursed by the Borrower to the Authority or the Trustee, as the case may be.

        SECTION 5.14 NO PURCHASE OF BONDS BY BORROWER. Borrower covenants that none of the Bonds will be purchased by the Borrower or its subsidiaries or affiliates, if any.

        SECTION 5.15 COVENANT TO NOTIFY. In the event any officer of the Borrower knows of any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both would constitute an Event of Default, the Borrower shall promptly notify the Authority and the Trustee as to such occurrence, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.


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



        SECTION 5.16 NO INTEREST OF AUTHORITY IN PROJECT. The Authority shall not have any ownership rights to or interest in the Project, which shall be the sole and exclusive property of the Borrower.

        SECTION 5.17 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Loan Agreement, no recourse shall be had, whether by levy or execution or otherwise, for the payment of the principal of or interest on, or other amounts owed under this Loan Agreement or any Related Document, or for any claim based on this Loan Agreement or any Related Document or in respect thereof, against any partner of the Borrower or any predecessor, successor or affiliate of any such partner or any of their assets (other than from the interest of such partner in the Borrower), or against any principal, partner, shareholder, officer, director, agent or employee of any such partner (other than from the interest of any such person in such partner), nor shall any such Persons be personally liable for any such amount or claims, or liable for any deficiency judgment based thereon or with respect thereto. The sole remedies of the Authority with respect to the hereinbefore mentioned amounts and claims shall be against the Borrower, and all such liability of the aforesaid Persons, except as expressly provided in this Section 5.17 is expressly waived and released as a condition of and as consideration for the execution of this Loan Agreement. Anything in this Section to the contrary notwithstanding (A) nothing contained in this Loan Agreement (including, without limitation, the provisions of this Section 5.17) shall constitute a waiver of any indebtedness of the Borrower evidenced hereby or any of the Borrower's other obligations or shall be taken to prevent recourse to and the enforcement against the Borrower of all the liabilities, obligations and undertakings contained in this Loan Agreement; (B) this Section 5.17 shall not be applicable to a breach by any Person of any independent obligation to the Authority, and (C) this Section 5.17 shall not be applicable to the active party in the event of (i) fraud by such party, (ii) misappropriation of funds or other property by such party, or (iii) damage to the Project or any part thereof intentionally inflicted in bad faith by such party. For the purposes of the foregoing, the term "shareholder" shall be deemed to include the shareholders of any corporation which is a shareholder of a corporation and the term "partner" shall be deemed to include the partners of any partnership which is a partner of a partnership.

        Section 5.18 Liens and Encumbrances; Additional Indebtedness; Claims and Demands.

        (a) The Borrower covenants that it will not:

               (i) create or suffer to be created any Lien, upon the Project or any part thereof, except Permitted Liens, and

               (ii) incur Additional Indebtedness, except as provided by Subsection (b) below.

        (b) The Borrower may incur Additional Indebtedness, provided that:


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



               (i) the Borrower maintains, after taking into consideration the principal amount of and debt service for such Additional Indebtedness, an Additional Indebtedness Loan-to-Value Ratio of no more than sixty five percent (65%) and an Additional Indebtedness Debt Service Coverage Ratio of no less than one point seventy five (1.75); and

               (ii) in the case of Additional Indebtedness of more than TEN MILLION DOLLARS ($10,000,000), the Borrower delivers to the Trustee a letter from the Rating Agency, to the effect that it has reviewed the Additional Indebtedness and after the incurrence of such Additional Indebtedness, the Bonds will continue to have a rating not lower than the Rating assigned to the Bonds immediately prior to such incurrence.

        (c) The Borrower further covenants that it will satisfy or cause to be discharged, or will make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, all lawful claims and demands (except such as may arise from or in connection with the Project and as may be payable from the proceeds of the Bonds) for labor, materials, supplies or other items which, if not satisfied, might by law become a lien upon the Project, its revenues or any part thereof. If any such lien shall be filed or asserted against the Project, its revenues or any part thereof, by reason of labor, materials, supplies or other items supplied or claimed to have been supplied on or to the Project at the request or with the permission of the Borrower or of anyone claiming to act for the Borrower, then the Borrower shall, within thirty
(30) days after it receives notice of the filing or the assertion thereof, cause the same to be discharged of record or effectively prevent the enforcement or foreclosure thereof against the Project, by contest, payment, deposit, bond, order of court or otherwise. Nothing in this Section shall require the Borrower to satisfy or discharge any such lien, encumbrance, charge, claim or demand so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, and such contest does not jeopardize the interest of the Authority, the Borrower or the Trustee in the Project and its revenues.

        SECTION 5.19 PAYMENT OF OTHER CHARGES. The Borrower covenants and agrees to pay directly to the appropriate party, when due, all assessments, levies, taxes and insurance premiums of every kind and nature relating to the whole or any part of the Project or any interest therein, and all costs, expenses, liabilities and charges of every kind and nature, including wages, charges for gas, electricity, water, sewer and other utilities, relating to the maintenance, operation, repair, replacement and improvement of the Project or any part thereof, or any facilities, machinery or equipment thereon, or to the operations or services conducted or provided thereon in connection therewith which may arise or accrue; provided, however, that with respect to the obligations imposed upon it under this Section, the Borrower may exercise the right to contest them to the same extent and in the same manner as is provided in Section 5.18.

        SECTION 5.20 INSPECTIONS; REPORTS; REPAIRS. The Borrower covenants and agrees that at its own expense it will, upon the request from time to time of the Authority or the Trustee, but such request shall not be made more than once in any fiscal year, cause an inspection of the Project to be made by a qualified architect or engineer, and that the Borrower will file with the Authority and the


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



Trustee immediately following each such inspection a report of such architect or engineer setting forth (i) findings as to whether the Project has been maintained in good repair, working order and condition, and (ii) recommendations as to the proper maintenance and repair of the Project during the remaining life of the Bonds then outstanding. The Borrower covenants that if any such report shall state that the Project has not been maintained in good repair, working order and condition, it will restore the Project promptly to good repair, working order and condition with all expedition practicable.

         SECTION 5.21 INSURANCE. (a) The Borrower, at its sole cost and expense, shall secure insurance to cover the Project including equipment thereof against loss or damage by such risks as are customarily included in "All Risk" insurance (including, without limitation, flood, earth movement and windstorm) covering other property and buildings similar to the Project in nature, use, location, height and type of construction, in an amount not less than the greater of (i) full insurable value, or (ii) an amount sufficient to prevent the Borrower from becoming a co-insurer within the terms of the applicable policies. The policy evidencing said insurance shall include endorsements for demolition, contingent liability and increased cost of construction. The term "full insurable value" as used in this Section shall mean the cost of actual replacement of the Project (excluding the land), without deduction for depreciation, and exclusive of excavations, foundations and footings. Full insurable value shall be determined by an appraisal made at least once every three (3) years, by a recognized appraiser or appraisal company selected by and at the sole cost and expense of the Borrower. The determination of full insurable value by any such appraisal shall be binding and conclusive upon the parties hereto. If any insurance policy covering flood, windstorm or earth movement shall contain annual aggregate limits, such aggregate limits shall be replenished upon the occurrence of a loss which reduces such aggregate limits. The insurance policies described in subparagraphs (a)(i) and (a)(ii) above shall provide for deductions or self insured retention of not more than $250,000 per occurrence for all perils except flood, earth movement and windstorm, and deductions of not more than $500,000 per occurrence for flood, earth movement and windstorm.

        (b) The Borrower, at its sole cost and expense shall maintain or cause to be maintained, business interruption and/or loss of "rental income" coverage in an amount sufficient to provide proceeds which will cover the maximum aggregate amount of payments of interest on and principal of the Bonds for a period of not less than twelve (12) months from the date of casualty or loss; provided such insurance is available at commercially reasonable rates. The term "rental income" means the sum of the total then ascertainable rents (including, without limitation, from both retail space and nightly room rentals) payable by third parties and the total ascertainable amount of all other amounts to be received by Borrower from third parties, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Project then not being occupied.

        (c) The Borrower, at its sole cost and expense, shall maintain or cause to be maintained boiler and machinery liability coverage in such amounts as are usually carried by Persons operating property and buildings similar to the Project in nature, use, location, height and type of construction.


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


        (d) The Borrower, at its sole cost and expense, shall maintain or cause to be maintained at all times (i) general public liability insurance, including, without limitation, the broad form comprehensive general liability endorsement, with the respective primary coverages as follows:

General Aggregate                                 $1,000,000 Per Location

Personal & Advertising Injury                     $1,000,000

Each Occurrence (Bodily Injury and Property       $1,000,000
Damage)

Fire Damage Legal                                 $     50,000

Stop Gap Liability                                $1,000,000;


(ii) umbrella liability coverage in an amount of not less than $50,000,000 per occurrence and in the aggregate; (iii) worker's compensation and non-occupational disability insurance as required by applicable laws and regulations of Puerto Rico; (iv) insurance covering marina operator's legal liability, protection and indemnity and marina general liability; (v) insurance covering pilings, piers, wharves and docks, and environmental impairment coverage (if available at commercially reasonable rates) with respect to the marina operation; and (vi) such other types and amounts of insurance with respect to the Project and the operation thereof which are commonly maintained in the case of other property and buildings similar to the Project in nature, use, location, height and type of construction.

        (e) All Insurance Policies shall be issued by an insurer admitted and licensed to do business in Puerto Rico with a rating of A2 or better by Moody's Investors Service, Inc. or a similar rating by any other Rating Agency. The property and business interruption insurance policies shall contain the standard mortgagee non-contribution clause endorsement or its equivalent endorsement and shall name the Trustee as First Mortgagee. Such policies shall provide that all payments made by such insurance company shall be paid to the Trustee (except business interruption insurance, general liability and other liability and worker's compensation) and all claims shall be adjusted directly with the Borrower. All liability insurance policies shall name each of the Trustee and the Authority with respect to the Project and their interest therein as additional insured according to their respective interests. The Borrower shall not carry separate or additional insurance coverage concurrent in form or contributing in the event of loss with that required by this Loan Agreement. The Borrower shall not name any Person as a named insured or loss payee under any Insurance Policy with a preference or priority equal to or higher than that of the Trustee and the Authority with respect to the Project and their interest therein, except lessors and creditors on Additional Indebtedness permitted to be incurred pursuant to the provisions of this Loan Agreement to the extent of amounts owed thereto and only as to the specific property leased or financed. The Borrower shall pay the premiums for the insurance policies as the same become due and payable. The Borrower shall deliver to the Authority, within 10 days of such party's request, a certificate of insurance issued by the Borrower's insurance agent/broker setting forth the particulars as to all such


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insurance policies, that all premiums due thereon have been paid and that the same are in full force and effect. Upon the request of the Authority, Borrower will make a certified copy of the insurance policies available for inspection.

        (f) Each insurance policy to be carried hereunder shall contain a provision whereby the insurer (i) agrees that such policy shall not be canceled or modified, and shall not fail to be renewed, without at least 30 days'(10 days', in the case of failure to pay premiums when due) prior written notice to the Authority and the Trustee, (ii) waives any right to claim any premiums and commissions against the Authority and the Trustee and (iii) if such policy relates only to the Borrower or the Project, provides that the Authority and the Trustee are permitted to make payments to effect the confirmation of such policy upon notice of cancellation due to nonpayment of premiums. In the event any insurance policy (except for general public and other liability, boiler and machinery liability and workers' compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interests of the Authority and the Trustee, such insurance policy shall not be invalidated by and shall insure the Authority and the Trustee regardless of (A) any foreclosure or other action or proceeding taken by the Authority or the Trustee pursuant to any provision of this Loan Agreement, any or all of the Mortgage Notes, or either or both of the Mortgages, or (B) any change in title to or ownership of all or any of the Project.

        (g) Any insurance maintained pursuant to this Section may be evidenced by blanket insurance policies covering the Project and other properties or assets of the Borrower or any affiliated Person, provided that any such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the Project and shall in all other respects comply with the requirements of this Section.

        (h) If at any time the Borrower fails after the Trustee's or the Authority's request to provide the Authority or the Trustee written evidence that all insurance required hereunder is maintained in full force and effect, the Authority and the Trustee shall have the right, upon prior notice to the Borrower, to take such action as the Authority or the Trustee deems appropriate to obtain the insurance coverage described herein, and all expenses incurred by the Authority and the Trustee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Borrower promptly after demand and be secured by this Loan Agreement and by the Mortgage.

        (i) Anything herein to the contrary notwithstanding, in the event, and as so long as, the Borrower is unable to secure the insurance provided for and as required under this Section 5.21 or participate in an affiliate sponsored self insurance program with a rating of A2 or better by Moody's Investors Service, Inc. or a similar rating by any other Rating Agency, the Borrower shall deposit with the Trustee, for deposit to the account of the Insurance Fund, all of its Available Cash for the Taxable Year in question and all succeeding Taxable Years up to an aggregate amount equal to the principal amount of all Bonds then Outstanding (as defined in the Trust Agreement).


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        (j) All costs and expenses incurred by the Authority and the Trustee in connection with this Section 5.21 (including, without limitation, attorneys' fees and expenses and fees and expenses of consultants), shall be paid by the Borrower.

        SECTION 5.22 COMPLIANCE WITH INSURANCE REQUIREMENTS. The Borrower, at its sole cost and expense, will comply and cause compliance of the Project and the operation, maintenance and use thereof with all Insurance Requirements, whether or not compliance therewith shall require structural changes in or interfere with the use and enjoyment of the Project or any part thereof.

        SECTION 5.23 DAMAGE OR DESTRUCTION. (a) In case of a Casualty, the Borrower will within twenty (20) Business Days after the occurrence give notice thereof to the Trustee generally describing the nature and extent of such Casualty and setting forth the Borrower's best estimate of the cost of Restoration, and the Borrower shall, at its sole cost and expense, promptly commence and diligently complete or cause to be commenced and diligently completed, the Restoration in a good and workmanlike manner and in compliance with all Legal Requirements.

        (b) The Trustee shall be entitled to receive all Net Proceeds payable on account of a Casualty. The Borrower hereby irrevocably assigns, transfers and sets over to the Trustee all rights of the Borrower to any such proceeds, award or payment and irrevocably authorizes and empowers the Trustee, in the name of the Borrower or otherwise, to file for and prosecute in its own name what would otherwise be the Borrower's claim for any such proceeds. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and shall then be continuing and provided the Borrower promptly files all claims and diligently prosecutes same, the Borrower shall have the right to file, adjust, settle and prosecute any claim for such proceeds. The Borrower shall pay promptly after demand all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Authority and the Trustee in connection with a Casualty and the seeking and obtaining of any insurance proceeds, award or payment with respect thereto.

        (c) The Net Proceeds shall be held by the Trustee as additional collateral for the obligation under this Loan Agreement and the Related Documents and in the case of a Major Casualty, shall be applied or dealt with by the Trustee as follows:

               (i) if the Release Conditions are satisfied, all Net Proceeds shall be made available to the Borrower to be applied towards the cost of the Restoration in accordance with paragraph (e) of this Section; and

               (ii) if the Release Conditions are not satisfied, all Net Proceeds shall be applied in accordance with Section 5.25.

        (d) In the case of a Major Casualty, all Net Proceeds shall be applied as provided in clause (i) of paragraph (c) of this Section if all of the following conditions are satisfied or otherwise waived by the Trustee (collectively, the "Release Conditions"):


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               (i) no Event of Default shall have occurred and be continuing;

               (ii) the Borrower shall have delivered to the Authority and the Trustee within ninety (90) days after the occurrence of the Major Casualty, a notice of the Borrower's desire to undertake the Restoration;

               (iii) the Borrower shall have demonstrated to the satisfaction of the Construction Consultant that the Restoration can be completed within the number of months estimated by the Borrower therefor;

               (iv) the Borrower shall have demonstrated to the satisfaction of the Financial Consultant that sufficient funds are available to the Borrower through revenues and/or business interruption insurance maintained pursuant to
Section 5.21, and/or a cash deposit, letter of credit (satisfactory to the Trustee as to form and content) issued by a financial institution whose long term obligations are rated in one of the three highest categories by the Rating Agency or similar cash-equivalent security rated in one of the three highest categories by the Rating Agency and which shall be for the benefit of the Trustee, to pay an amount equal to one hundred and twenty five percent (125%) of all amounts to be paid with respect to interest on and principal of the Bonds, and all other estimated operating expenses with respect to the Project during the construction period referred to in (iii) above; and

               (v) to the extent, that the Net Proceeds are insufficient to pay the costs of the Restoration, the Borrower shall have provided the Trustee with a cash deposit, letter of credit (satisfactory to the Trustee as to form and content) issued by a financial institution whose long term obligations are rated in one of the three highest categories by the Rating Agency or similar cash-equivalent security rated in one of the three highest categories by the Rating Agency in the amount of such deficiency.

        (e) Provided that no Event of Default shall have occurred and be continuing, then, upon the occurrence of a Casualty that does not constitute a Major Casualty or upon the occurrence of a Major Casualty in connection with which the Release Conditions have been met, the Net Proceeds shall be paid over to the Borrower for the Restoration. The Net Proceeds shall be disbursed substantially in accordance with the requirements of Article IV of the Trust Agreement such that the Net Proceeds shall be advanced in the same manner and subject to the same conditions as the disbursement of the proceeds of the Bonds.

        (f) All costs and expenses incurred by the Authority and the Trustee in connection with this Section 5.23 (including, without limitation, attorneys' fees and expenses and fees and expenses of consultants), shall be paid by the Borrower. Any Net Proceeds or Net Restoration Awards remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration shall be applied to the repayment of any outstanding obligations of the Borrower under the Related Documents, in such order as the Trustee shall determine; provided, however, that any


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balance of the Net Proceeds or Net Restoration Awards remaining after such application shall be applied as provided in Section 8.02 (c).

        (g) In the event the Net Proceeds are not sufficient to pay in full the costs of Restoration, except as set forth in clause (h) of this Section 5.23, Borrower shall nonetheless complete the Restoration and shall pay that portion of the costs thereof in excess of the amount of said Net Proceeds from its own funds.

        (h) In the event of a Major Casualty such that in the Borrower's reasonable judgment or as a result of Legal Requirements it is impractical or not reasonably feasible to undertake the Restoration, then the Borrower may elect not to undertake the Restoration by giving written notice to the Trustee of its election not to undertake the Restoration. In such event, Borrower shall deposit or cause to be deposited with the Trustee all Net Proceeds in respect of such Major Casualty and/or assign to the Trustee all rights Borrower may have under any applicable insurance policies with respect to such Major Casualty. All Net Proceeds shall be applied by the Trustee to the payment of any outstanding obligations of the Borrower under this Loan Agreement and any balance of the net Proceeds remaining after such application shall be applied as provided in
Section 8.02(c).

        (i) Any proceeds from business interruption insurance shall be paid directly to the Borrower.

        SECTION 5.24 TAKING OF THE PROJECT. (a) In case of a Taking or the commencement of any proceedings or negotiations that might result in a Taking, the Borrower shall give notice thereof to the Trustee within twenty (20) Business Days after such commencement generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom. The Trustee shall be entitled to all awards or compensation payable on account of a Taking. The Borrower hereby irrevocably assigns, transfers and sets over to the Trustee all rights of the Borrower to any such awards or compensation and irrevocably authorizes and empowers the Trustee, in the name of the Borrower or otherwise, to collect and receive any such award or compensation and to file and prosecute any and all claims for any such awards or compensation. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and shall then be continuing and provided the Borrower promptly files and diligently prosecutes such claim or claims, the Borrower shall have the right to prosecute and file any such claim or claims and the Borrower shall cause any such award or compensation to be collected and promptly paid over to the Trustee. The Authority and the Trustee may participate in such proceedings or negotiations, and the Borrower will deliver or cause to be delivered to the Authority and the Trustee all instruments requested by the Authority and the Trustee to permit such participation, provided that the Authority and the Trustee shall be under no obligation to question the amount of the award or compensation. Although it is hereby expressly agreed that the same shall not be necessary, in any event, the Borrower shall, upon demand of the Authority and the Trustee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or compensation to the Trustee, free and clear of any encumbrances of


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any kind or nature whatsoever. The Borrower will pay promptly after demand all costs and expenses (including, without limitation, attorneys' fees and expenses and fees and expenses of the Authority's and the Trustee's consultants) incurred by the Authority and the Trustee in connection with this Section 5.24.

        (b) In the case of a Taking such that, in the Construction Consultant's judgment, the Project can be restored substantially to its value and usefulness as it existed prior to such Taking, then, the Borrower shall, at its sole cost and expense, promptly commence and diligently complete the Restoration in a good and workmanlike manner, and in compliance with all Legal Requirements.

        (c) All Net Restoration Awards shall be held by the Trustee as additional collateral for the Obligations under this Loan Agreement and the Related Documents, and shall be applied or dealt with by the Trustee as follows:

               (i) Provided that no Event of Default shall have occurred and be continuing, then, in the case of a Taking of the nature referred to in paragraph
(b) of this Section, and, to the extent necessary thereunder, if the Release Conditions are satisfied, all Net Restoration Awards shall be applied to pay the cost of Restoration of the portion of the Project remaining after such Taking, such application to be effected substantially in the same manner as provided in clause (e) of Section 5.23 with respect to Net Proceeds and the balance, if any, of such Net Restoration Awards shall be applied in the manner set forth in
Section 5.23 (f).

               (ii) In the case of any Taking other than a Taking of the nature referred to in paragraph (b) of this Section 5.24, all Net Restoration Awards actually received by the Trustee shall be applied in accordance with Section 5.25.

        (d) Notwithstanding anything to the contrary contained herein, in the case of a Taking such that, in the Construction Consultant's judgment, the Project is an economically viable architectural whole notwithstanding such Taking, the Borrower shall have no obligation to commence or complete Restoration and all Net Restoration Awards shall be applied in the order specified in Section 5.25.

        SECTION 5.25 APPLICATION OF PROCEEDS UPON CASUALTY OR SUBSTANTIAL TAKING. (a) Upon a Casualty, if the disposition of the Net Proceeds is governed by clause (ii) of paragraph (c) of Section 5.23 or upon a Taking, if the disposition of the Net Restoration Awards is governed by clause (ii) of paragraph (c) or paragraph (d) of Section 5.24, the Trustee shall apply such Net Proceeds or Net Restoration Awards to the payment of any outstanding obligations of the Borrower under this Loan Agreement or the Related Documents; provided however that any balance of the Net Proceeds or Net Restoration Awards remaining after such application shall be applied as provided in Section 8.02 (c).


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        (b) If the Trustee shall receive and retain any Net Proceeds or Net
Restoration Awards, in trust or otherwise, the indebtedness secured by this Loan Agreement shall be reduced only by the amount thereof received and retained by the Trustee and actually applied by the Trustee in reduction of the indebtedness secured by this Agreement.

        (c) Notwithstanding anything contained in this Agreement to the contrary, the Trustee shall release the proceeds of any business interruption insurance maintained hereunder to the Borrower provided that the Borrower satisfies the conditions set forth in Section 5.23(d)(i), (ii) and (iv).

        SECTION 5.26 FURTHER ASSURANCES. The Borrower will execute, acknowledge where appropriate, and deliver, and use its best efforts to cause others to execute, acknowledge where appropriate, and deliver, from time to time promptly at the request of the Trustee, all such instruments and documents as in the reasonable opinion of the Trustee are necessary or advisable to carry out the intent and purpose of this Loan Agreement and the Related Documents and will execute and file of record, or use its best efforts to cause others to execute and file of record, any financing statements, continuation statements or other documents, and take such other action as may be reasonably necessary or advisable to create, perfect, protect and preserve the Liens of the Related Documents.

        SECTION 5.27 PERFORMANCE OF THIS LOAN AGREEMENT AND OTHER AGREEMENTS. The Borrower will take all action and do all things which it is authorized by law to take and to do to perform and observe all covenants and agreements on its part to be performed and observed under this Loan Agreement, the Related Documents and the Operative Documents.

        SECTION 5.28 AMENDMENTS TO PARTNERSHIP AGREEMENT. The Borrower will not surrender, terminate, modify, amend or supplement in any material respect, or give any consent to any surrender, termination, modification, amendment or supplement or make any waiver with respect to any provision of the Partnership Agreement (including any provision that will result in the transfer of an interest in the Borrower or any partner of the Borrower that is prohibited by this Loan Agreement, the Related Documents or the Operative Documents or would result in a diminution in the scope and power of the general partner of the Borrower) or any organizational document of any partner of the Borrower, any Operative Document or any other material document relating to the use or operation of the Project which would adversely affect the rights of the Bondholders without the prior consent of the Authority in each instance.

        SECTION 5.29 LEASES AND CONCESSIONS. To the extent that the Borrower leases space in the Project (other than renting guests rooms to transient guests), the Borrower shall lease and cause the lessee to operate the space to be leased in a manner compatible with the operation of the Project. All such leases shall be subordinate in all respect to the liens of the Related Documents. The Borrower shall deliver to the Trustee an assignment of rents in connection with any lease of any


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space in the Project within fifteen (15) Business Days after execution of any such lease. For purposes of this paragraph the word "lease" shall include concessions.

        SECTION 5.30 DISTRIBUTABLE CASH UNDER PARTNERSHIP AGREEMENT. (a) The Borrower shall have the right to use Available Cash with respect to any Taxable Year in accordance with the Partnership Agreement; provided that Available Cash with respect to such Taxable Year shall not be paid or distributed prior to the expiration of 10 days after audited financial statements of the Borrower demonstrating the existence and amount of Available Cash have been delivered to the Trustee; provided further, that if the Borrower does not have in effect the Insurance Policies required by Section 5.21 then Available Cash shall be required to be deposited into the Insurance Fund as provided in Section 5.21(i). Payments and distributions of Available Cash shall be deemed to be made first by offset against any and all outstanding Advances made in respect thereof pursuant to Section 5.30(b) below.

        (b) Forty five (45) days following the end of each of the first three quarters of each Taxable Year, the Borrower shall have the right to make advances ("Advances") to the partners or their affiliates of any Available Cash determined for the period from the beginning of the applicable Taxable Year to the end of the applicable quarter; provided that no Advance can be made unless:
(i) the Borrower retains out of Available Cash an amount equal to the principal amount of the Bonds payable on the next Principal Payment Date in the same Taxable Year plus Two Million Five Hundred Thousand Dollars ($2,500,000); (ii) no Event of Default or event which with the giving of notice or the passage of time would become an Event of Default under Section 7.01(a) or (b) shall have occurred and be continuing at the time such Advance is made; (iii) there shall be on deposit to the credit of the Reserve Fund at least Nine Million One Hundred Thousand Dollars ($9,100,000) at the time such Advance is made; (iv) the amount of such Advance shall not exceed the amount of Available Cash from the Project during the twelve (12) months ending at the end of the last quarter with respect to which the Advance is being made; and (v) there shall be in effect the Insurance Policies required by Section 5.21.

        (c) The Borrower shall determine Available Cash as at the end of each of the first three quarters during each Taxable Year. If at the end of any such quarter the amount of Available Cash at the end of such quarter is less than $2,500,000, then within 45 days after the end of the applicable quarter, the Borrower shall demand repayment of any such outstanding Advances to the extent necessary to provide the Borrower with Available Cash of $2,500,000; provided that such repayments will only be required to the extent of any Advances made during the same Taxable Year pursuant to Section 5.30(b). Additionally, if at any time the Insurance Policies required by Section 5.21 are not in effect and the Borrower is required to deposit Available Cash in the Insurance Fund under
Section 5.21(i), the Borrower shall demand repayment of any outstanding Advances made during the same Taxable Year in order to satisfy its obligations under
Section 5.21(i).

        (d) The Borrower shall have the right to make Advances in respect of Available Cash at any time, provided the repayment of such Advance is secured by a Letter of Credit in the amount


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of such Advance and at the time such Advance is made, no Event of Default or event which with the giving of notice or the passage of time would become an Event of Default under Section 7.01(a) or (b) shall have occurred and be continuing.

        (e) All Advances made pursuant to Section 5.30(b) shall be required to be repaid within 120 days after the end of the Taxable Year in which it was made.

        SECTION 5.31 PALOMINOS LEASE. The Borrower shall (i) comply with all of the material terms and conditions of the Palominos Lease, which shall remain in full force and effect at all times in accordance with its terms and (ii) not cause or suffer any event of default on its part to occur under the Palominos Lease.

        SECTION 5.32 SOLE BUSINESS. The Project is and shall be the only business conducted by the Borrower at any time. Puerto Rico shall be the only jurisdiction in which the Borrower owns real property.

                                   ARTICLE VI
                                   ASSIGNMENT

        SECTION 6.01 ASSIGNMENT BY BORROWER. This Loan Agreement may not be assigned by the Borrower without the consent of the Authority and the Trustee. No such consent shall be required if at least 30 days prior to the proposed assignment (1) the Borrower (i) notifies same to the Authority, the Trustee and the Rating Agency, and (ii) provides to the Authority and the Trustee proof reasonably satisfactory to them (which may include an opinion from counsel approved by the Trustee and the Authority) that interest on the Bonds after the consummation of the proposed assignment will constitute Puerto Rico source income, under the applicable provisions of the Code; and (2) the Rating Agency provides confirmation that the Rating then assigned to the Bonds will not be withdrawn or downgraded below the rating assigned to the Bonds on the Date of Issuance as a result of such assignment; (3) the assignee, in a certificate delivered to the Authority and the Trustee, which certificate shall be in a form reasonably satisfactory to the Authority and the Trustee, expressly assumes, and agrees to pay and to perform, all of the obligations of the Borrower under this Loan Agreement and the Related Documents and (4) the assignee delivers to the Authority and the Trustee a certificate executed by its chief financial officer or treasurer stating that none of the obligations and covenants under this Loan Agreement and the Related Documents assumed by it or the performance thereof will conflict with, or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

        SECTION 6.02 ASSIGNMENT BY AUTHORITY. By the provisions of the Trust Agreement, the Authority will assign its rights under and interest in the Loan Agreement and the Related Documents to which it is a party (except its rights to receive notices, reports and other statements given both to


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the Authority and the Trustee, its rights under Sections 4.05, 4.06, 5.07 and
7.04 and corresponding sections or paragraphs of the Related Documents to which it is a party, to payment of certain costs and expenses and indemnification, and to individual and corporate rights to exemption from liability under Sections 5.06, 9.14 and 9.15 and corresponding sections and paragraphs of the Related Documents to which it is a party), including its rights to any payments, receipts, and revenues receivable by it (except as aforesaid) under or pursuant to this Loan Agreement and the Related Documents to which it is a party, and any income earned by the investment of funds under the Trust Agreement, to the Trustee for the benefit of the Bondholders. Except as provided herein, the Authority will not sell, assign, transfer, convey, or otherwise dispose of its interest in this Loan Agreement and the Related Documents to which it is a party or the payments, receipts, and revenues of the Authority derived hereunder or under the Related Documents to which it is a party.

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

        SECTION 7.01 EVENTS OF DEFAULT. The following shall be "Events of Default" under this Loan Agreement, and the term "Events of Default" shall mean, whenever used with reference to this Loan Agreement, any one or more of the following occurrences:

        (a) failure by the Borrower to pay the amounts required to be paid with respect to principal of and premium, if any, and interest on, the Bonds on or prior to the date on which the same shall become due and payable in accordance with the terms of the Bonds; or

        (b) failure by the Borrower to pay when due any payment required to be made under:

               (i) this Loan Agreement, other than payments under Section 4.01(b)(i), (ii) and (iv), which failure shall continue for a period of thirty
(30) days after notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Authority or the Trustee, unless the Authority or the Trustee shall agree to an extension of such time prior to its expiration, or

               (ii) Section 4.01(b)(ii) pursuant to a notice under Section 508 of the Trust Agreement showing a deficiency amount equal to Four Million Five Hundred Fifty Thousand Dollars ($4,550,000); or

               (iii) Section 4.01(b)(iii) or Section 4.01(b)(iv), in the event the Borrower shall fail to pay the amounts provided in such Section during four
(4) consecutive Interest Payment Dates or during six (6) Interest Payment Dates within a twelve (12) month period; provided, however, to the extent that Section 4.01(b)(v) is applicable, the Borrower shall not be considered to have failed to pay any amounts due under Section 4.01(b)(iii) or Section 4.01(b)(iv) to the extent the maximum amount is paid pursuant to Section 4.01(b)(v); or


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        (c) failure by the Borrower to observe or perform any covenant, condition or agreement on its part to be observed or performed hereunder, other than as referred to in (a) and (b) above, which failure shall continue for a period of ninety (90) days after notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Authority or the Trustee, unless the Authority or the Trustee shall agree to an extension of such time prior to its expiration; provided, however, that if such failure cannot be corrected within such ninety (90) day period, it shall not constitute an Event of Default if corrective action is instituted by the Borrower within such period and diligently pursued until such failure is corrected; or

        (d) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of itself or of any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or the Borrower or its general partners, or partners owning a majority in interest in the Borrower shall take any action in furtherance of any of the foregoing (except in connection with a consolidation or a merger of the Borrower with or into another entity or transfer of all or substantially all the assets of the Borrower not prohibited by Section 5.01).

        The provisions of (b) and (c) above are subject to the following limitations: if by reason of Force Majeure, the Borrower is unable in whole or in part to carry out any of its agreements herein contained, failure of the Borrower to carry out any such agreements other than the obligations on the part of the Borrower contained in Sections 4.01 and 5.01 shall not be deemed an Event of Default during the continuance of such inability, including a reasonable time for the removal of the effect thereof. The Borrower agrees, however, to use its best efforts to remedy with all reasonable dispatch any Force Majeure preventing it from carrying out its agreements; provided, that the settlement of any disputes of any nature, including without limitation strikes, lockouts and other industrial disturbances, shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of any such disputes by acceding to the demands of the opposing party or parties when such course is in the judgment of the Borrower unfavorable to the Borrower.

        SECTION 7.02 ACCELERATION; REMEDIES. Whenever any Event of Default hereunder shall have happened and be continuing, any one or more of the following remedial steps may be taken, provided that notice of the default has been given to the Borrower by the Authority or the Trustee, except that notice need not be given to the Borrower in the case of an Event of Default specified in clauses (a) and (d) of Section 7.01, and the default has not theretofore been cured, and provided further that no remedial steps shall be taken by the Authority the effect of which would be to entitle the Authority to funds necessary for the payment of principal of, and interest on Bonds which have not yet matured or otherwise become due unless such principal, and interest shall have been declared due and payable in accordance with the Trust Agreement and such declaration shall not have been rescinded:


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               (i) declare all unpaid amounts payable under Section 4.01 hereof to be immediately due and payable, whereupon the same shall become immediately due and payable, and

               (ii) take any action at law or in equity to collect the payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement.

        Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Trust Agreement.

        SECTION 7.03 REMEDIES NOT EXCLUSIVE. No remedy conferred upon or reserved to the Authority in connection with the loan to the Borrower pursuant to this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy either given under this Loan Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as it may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

        SECTION 7.04 ATTORNEYS' FEES AND EXPENSES. If an Event of Default shall occur and the Authority or the Trustee shall employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained herein, the Borrower will on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable expenses so incurred.

        SECTION 7.05 WAIVERS. In view of the assignment of the Authority's rights under and interest in this Loan Agreement to the Trustee by the provisions of the Trust Agreement, the Authority shall have no power to waive any default hereunder or extend the time for the correction of any default which could become an Event of Default by the Borrower without the consent of the Trustee to such waiver.

                                  ARTICLE VIII
                             PREPAYMENT OF THE LOAN

        SECTION 8.01 OPTION TO PREPAY LOAN. (a) The Borrower shall have, and is hereby granted an option, to prepay in whole or in part the amounts payable in respect of the Bonds under Section 4.01 by taking, or causing the Authority to take, the actions required for Payment of the Bonds, or (ii) to effect an optional redemption of the Bonds, pursuant to the Trust Agreement. To exercise the option granted in this Section, the Borrower shall give to the Authority and the Trustee


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notice setting forth (i) the date to be fixed for redemption; (ii) the amount to be prepaid and (iii) the principal amount of Bonds to be redeemed.

        (b) The Borrower agrees to make the payment under paragraph (a) of this Section to the Trustee for deposit to the credit of the Bond Fund in the amount due in respect of principal, interest, and premium, if any, on a Business Day that is not less than thirty one (31) days prior to the date to be fixed for such prepayment or redemption.

        SECTION 8.02 MANDATORY PREPAYMENT OF LOAN. (a) The Borrower shall be obligated, and agrees, to prepay the entire amount payable under Section 4.01 upon cessation of operation of the Project. A cessation of operation of the Project shall not be deemed to have occurred (i) until thirty (30) days shall have elapsed after notice has been given to the Borrower by the Authority that operations at the Project have ceased and the Borrower shall not have demonstrated to the satisfaction of the Authority that the Project is being operated as Industrial Facilities or that the Borrower is, in good faith, seeking to cause the resumption of an economically reasonable operation of the Project as Industrial Facilities, or (ii) until receipt by the Authority and the Trustee of notice from the Borrower stating that operations at the Project have ceased and that the Borrower has no present intention of causing the resumption of operation of the Project as Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically reasonable operation of the Project as Industrial Facilities. A cessation of operations of the Project shall not be deemed to exist on account of the occurrence of any of the events set forth in Paragraph (c) of this Section.

        In any case described in this Section 8.02(a), the Borrower shall be obligated to pay a sum sufficient, together with any other funds held by the Trustee and available for such purpose, (i) to redeem, on the redemption date specified pursuant to the Trust Agreement, all outstanding Bonds, at a redemption price equal to the principal amount of the Bonds, (ii) to pay the interest which will accrue on said Bonds to the date so fixed for their redemption, and (iii) to make all other payments, if any, required hereunder accrued and to accrue through the date fixed for such redemption. The Borrower agrees to make the payments required by this Section 8.02(a) not later than 10:00 a.m., Atlantic standard time, on a Business Day that is not less than thirty one (31) days prior to the redemption date set forth for the Bonds pursuant to Section 301(B)(i) of the Trust Agreement.

        (b) The Borrower shall be obligated, and agrees, to prepay the entire amount payable under Section 4.01 upon the second occurrence of an Event of Taxability. In any such case described in this Section 8.02(b), the Borrower shall be obligated to pay a sum sufficient, together with any other funds held by the Trustee and available for such purpose, (i) to redeem, on the date specified pursuant to the Trust Agreement, all outstanding Bonds at a redemption price equal to the principal amount thereof, (ii) to pay the interest which will accrue on the Bonds to the date so fixed for their redemption, and (iii) to make all other payments, if any, required hereunder accrued and to accrue through the date fixed for such redemption. The Borrower agrees to make the payments required by this paragraph (b) not later than 10:00 a.m., Atlantic standard time, on the Business Day


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immediately prior to the redemption date set forth for the Bonds pursuant to
Section 301(B)(ii) of the Trust Agreement.

        (c) The Borrower shall be obligated, and agrees, to prepay, without premium, and shall be deemed to have prepaid a portion of the amount payable under Section 4.01 upon the occurrence of a Taking or Casualty to the extent such prepayment is required in and determined pursuant to Sections 5.23, 5.24 and 5.25. The Borrower shall deliver to the Trustee a notice stating that the Borrower has become obligated to prepay a portion of the amount payable under
Section 4.01, setting forth the amount required to be paid pursuant to Section 301(C) of the Trust Agreement; and the Borrower shall be obligated to deposit or cause to be deposited with the Trustee a sum sufficient together with any other funds held by the Trustee and available for such purpose to redeem the principal amount of the Bonds set forth in such notice. The Borrower agrees to make the payments required by this paragraph (c) not later than 10:00 a.m., Atlantic standard time, on a Business Day which is not less than thirty one (31) days prior to the redemption date set for the Bonds pursuant to Section 301(C) of the Trust Agreement. Any amount deposited with the Trustee as a consequence of a Taking or Casualty for the redemption of Bonds pursuant to this clause which is less than Five Thousand Dollars ($5,000) shall be used to pay interest on the Bonds on any succeeding Interest Payment Date.

        (d) To the extent that amounts are transferred from the Project Fund to the Bond Fund and used to redeem Bonds pursuant to the Trust Agreement, the Borrower shall be deemed to have prepaid the portion payable under Section 4.01 hereof in an amount equal to the amount of such transfer.

        SECTION 8.03 RELATIVE POSITION OF LOAN AGREEMENT AND TRUST AGREEMENT.
(a) The rights and the obligations of the Borrower in this Article VIII shall be and remain prior and superior to the Trust Agreement and may be exercised or shall be fulfilled, as the case may be, whether or not the Borrower is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

        (b) The obligations of the Borrower in Section 8.02 shall supersede the rights and options of the Borrower in Section 8.01.

                                   ARTICLE IX
                                  MISCELLANEOUS

        SECTION 9.01 TERMINATION. This Loan Agreement and all obligations of the parties hereunder, other than the obligations of the Borrower under Sections 4.06, 5.07, and 5.10, shall terminate upon (i) Payment of the Bonds and (ii) payment or satisfaction of all other obligations incurred by the Authority or the Borrower under this Loan Agreement, including (without limitation) interest and other charges, if any, thereon. Upon such termination any amounts remaining in the


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Bond Fund and any other fund established under the Trust Agreement not needed for payment of the aforesaid items shall belong to and be paid to the Borrower by the Trustee in accordance with the provisions of the Trust Agreement.

        SECTION 9.02 REFERENCE TO BONDS INEFFECTIVE AFTER BONDS PAID. Upon Payment of the Bonds, and payment of all fees and charges of the Trustee, all references in this Loan Agreement to the Bonds and the Trustee shall be ineffective and the Trustee, the Authority, and the Holders shall not thereafter have any rights hereunder, excepting those that shall have theretofore vested.

        SECTION 9.03 NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

        SECTION 9.04 AUTHORITY REPRESENTATIVE. Whenever under the provisions of this Loan Agreement the approval of the Authority is required or the Authority is required to take some action at the request of the Borrower, such approval shall be made or such action shall be taken by the Authority Representative; and the Borrower and the Trustee shall be authorized to act on any such approval or action.

        SECTION 9.05 AUTHORIZED BORROWER REPRESENTATIVE. Whenever under the provisions of this Loan Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Authority, such approval shall be made or such action shall be taken by the Authorized Borrower Representative; and the Authority and the Trustee shall be authorized to act on any such approval or action.

        SECTION 9.06 CONFIDENTIAL INFORMATION. The Borrower shall not be required to disclose, or to permit the Authority, the Trustee, or others to acquire access to, any trade secrets of the Borrower or any other processes, techniques or information deemed by the Borrower to be proprietary or confidential.

        SECTION 9.07 NOTICES. All notices, certificates, requests, consents, demands, directions, agreements or other instruments or communications between the Authority, the Borrower, and the Trustee required to be given hereunder shall be given as provided in Section 1402 of the Trust Agreement.

        SECTION 9.08 BINDING EFFECT. This Loan Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns, subject, however, to the provisions contained in Sections 5.01 and 6.01.

        SECTION 9.09 IF PAYMENT OR PERFORMANCE DATE NOT A BUSINESS DAY. If the date for making payment, or the last date of performance of any act or the exercising of any right, as provided


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in this Loan Agreement, shall not be a Business Day (as such term is defined in the Trust Agreement) such payment may be made or performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date.

        SECTION 9.10 SEVERABILITY. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        SECTION 9.11 AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the issuance of the Bonds and prior to Payment of the Bonds, this Loan Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the Trust Agreement.

        SECTION 9.12 EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        SECTION 9.13 APPLICABLE LAW. This Loan Agreement shall be governed by and construed in accordance with the laws of Puerto Rico.

        SECTION 9.14 NO CHARGE AGAINST AUTHORITY CREDIT. No provisions hereof shall be construed to impose a charge against the general credit of the Authority or shall impose any personal or pecuniary liability upon any director, official or employee of the Authority.

        SECTION 9.15 AUTHORITY NOT LIABLE. Notwithstanding any other provision of this Loan Agreement (a) the Authority shall not be liable to the Borrower, the Trustee, any Holder, or any other Person for any failure of the Authority to take action under this Loan Agreement unless the Authority (i) is requested in writing by an appropriate Person to take such action and (ii) is assured of payment of or reimbursement for any expenses in such action, and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Authority nor any director of the Authority or any other official or employee of the Authority shall be liable to the Borrower, the Trustee, any Holder of any of the Bonds, or any other Person for any action taken by it or by its officers, servants, agents or employees, or for any failure to take action under this Loan Agreement or the Trust Agreement. In acting under this Loan Agreement, or in refraining from acting under this Loan Agreement, the Authority may conclusively rely on the advice of its legal counsel.

        SECTION 9.16 LOAN AGREEMENT SUPERSEDES PRIOR AGREEMENTS. This Loan Agreement supersedes any other prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

        SECTION 9.17 CONFLICTS. Subject to Section 8.03, (i) if any provision of the Trust Agreement qualifies or conflicts with any provision in any of the other Related Documents or the


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Loan Agreement, the provision contained in the Trust Agreement shall control and
(ii) if any provision of this Loan Agreement qualifies or conflicts with any provision in any of the Related Documents (except the Trust Agreement), the provision contained in this Loan Agreement shall control. This Section will not apply to provisions relative to the constitution of the documents or the remedies thereunder.

        IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be executed in their respective legal names and the Authority seal to be hereunto affixed, and the signatures of its authorized persons, all as of the date first above written.

                                          PUERTO RICO INDUSTRIAL, TOURIST,
                                          EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
                                          CONTROL FACILITIES FINANCING AUTHORITY




                                          By:______________________________
                                                 Acting Executive Director

                                          EL CONQUISTADOR PARTNERSHIP L.P., S.E.
                                          BY:CONQUISTADOR HOLDING (SPE), INC.
                                          ITS GENERAL PARTNER

                                          By:_______________________________
                                                  [                    ]


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                                                                       EXHIBIT A

                           DESCRIPTION OF THE PROJECT

        The Project consists of fee simple title to approximately 205 acres of real property located in Las Croabas, Fajardo, Puerto Rico currently improved and known as the El Conquistador Resort and Country Club and a leasehold estate interest in and the development of approximately 90 acres (the "Palominos Island Property") located on an island approximately three miles to the east of the Fajardo property known as Palominos Island. El Conquistador Resort and Country Club is a world- class destination resort complex consisting of approximately 751 guest rooms, an 18-hole championship golf course, a marina, tennis courts, approximately 90,000 square feet of convention and meeting facilities, lounges and one or more nightclubs, restaurants, a casino, retail shops, a fitness center, pool areas, water sports facilities on the Palominos Island Property, and related amenities and facilities.






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